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                                                                Exhibit 10.2


                             AGREEMENT AND LEASE

        THIS AGREEMENT AND LEASE is made effective as of January 1, 1982 between JACK and TILLIE MARANTZ, ("Lessor") and DREYER'S GRAND ICE CREAM, INC., a California corporation, ("Lessee") with reference to the following facts:

        A. Lessor owns a certain milk and dairy products processing and distribution plant located at 5729 East Smithway Street in the City of Commerce, California ("Commerce Plant").

        B. Lessee is engaged in business within the State of California and elsewhere as, among other things, a processor and distributor of ice cream and dairy products.

        C. By this Agreement and Lease, Lessor is leasing to Lessee and Lessee is hiring from Lessor a certain portion of the Commerce Plant, together with certain ice cream processing equipment.

        NOW, THEREFORE, IT IS AGREED, as follows:

                                      I

                           DESCRIPTION OF PREMISES
                           -----------------------

        1.01 Lessor leases to Lessee, and Lessee leases from Lessor certain portions of the Commerce Plant as follows:

                (a) For Lessee's exclusive use and occupancy certain areas within the Commerce Plant outlined on the Exhibits hereto annexed (hereinafter "Leased Premises") consisting of the following of which Lessee will have the right to quiet possession during the term hereof:

                        (1) Ice cream hardening and storage areas, all as outlined in blue on Exhibit "I" consisting of approximately 18,688 square feet, including dock and loading area.

                        (2) Eighteen (18) truck parking spaces and hookups as outlined in red on Exhibit "2" hereto annexed and made a part hereof consisting of approximately 9,720 square feet.

                        (3) Truck parking (delivery trucks) area as outlined in brown on Exhibit "3" hereto annexed and made a part hereof, consisting of approximately 9,344 square feet, with reasonable right to pedestrian ingress and egress for all Commerce Plant tenants through such area.

                        (4) Office space in the office area on the second floor of the Commerce Plant, as outlined in blue on Exhibit "4" hereto



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                                annexed and made a part hereof consisting of
                                approximately 6,800 square feet (as is,
                                excepting illumination and repairs of original fixtures).

                        (5) Dry storage area, consisting of approximately 5,850 square feet, located on the main floor of said Commerce Plant, as outlined in red on Exhibit "5" hereto annexed and made a part hereof.

                        (6) Lower floor area (basement) as outlined in red on Exhibit "6" hereto annexed and made a part hereof consisting of approximately 4,219 square feet and stairwells connecting such area with the main floor area of the Leased Premises.

                        (7) Twenty (20) parking spaces in the employee parking lot north of the main building, consisting of approximately 4,000 square feet, as outlined in green on Exhibit "7" hereto annexed and made a part hereof, together with five executive parking spaces in the front or side parking areas as designated by Lessor, consisting of approximately 1,000 square feet; provided, that Lessee may, if available, from time to time require the addition of up to a total of twenty (20) additional random employee parking spaces for an additional rental starting at Twenty Dollars ($20) per month per space, subject to the percentage period increase as contained in Paragraph 3.05.

                        (8) Locker, parts storage and plant office areas as outlined in red on Exhibit "8", consisting of approximately 788 square feet.

                        (9) Milk and ice cream products receiving, bulk storage, pasteurizing and filling areas located on the first floor of said Commerce Plant, as outlined in red of Exhibit "9" consisting of approximately 9,728 square feet.

                (b) The right and license to use in connection with other tenants and with Lessor those portions of the Commerce Plant outlined in green in Exhibits "1" through "9" ("Common Areas") and generally described as follows:

                        (1) Except as provided in paragraphs 1.02 and 1.03(2), the right of ingress and egress to, from and through entrances, exits, elevators, parking lots and loading docks, passageways, corridors, roadways and hallways within the Commerce Plant leading to and from the Leased Premises.

                        (2) Common Areas and restrooms at various locations within the Commerce Plant which are provided for common use by Lessor and Lessor's other tenants, employees and invitees.


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                        (3)     Use by plant employees of Lessee, the
                                two lunchrooms located on the first and second floors of the Commerce Plant.

                        (4) Reasonable use by business invitees of Lessee of the visitors' parking area on the premises of the Commerce Plant. There will be a minimum of five (5) visitors' parking spaces available.

                        (5) Common yard area to the east of the northeast corner of the said Commerce Plant.

                        (6) Common receiving and unloading area on the north side of the Commerce Plant, directly across from the garage, near the railroad spur containing approximately 4,320 square feet.

                        (7) The railroad spur paralleling the dock on the north side of the Commerce Plant adjacent to the dock paralleling the butter storage area.

                        (8) Conveyors for use by Lessee in transporting ice cream, fluid milk and other dairy products from processing areas and other receiving areas to refrigerated rooms and from refrigerated rooms to the loading docks used by Lessee.

                        (9) Reasonable ingress and egress rights to the basement maintenance shop and storage area, north dock and aisle-ways in warehouse, lobbies, entrances and exits.

        1.02 Lessor, from time to time, shall have the right to redesignate and/or make changes in the Common Areas where necessary or appropriate to do so; provided, however, that Lessee shall have full and unimpaired use of and access to the Leased Premises at all times, that the benefits of the Common Areas as changed shall be substantially identical to those prior to any change and that no such redesignation of Common Areas shall materially interfere with or impair the conduct of Lessee's business operations.

        1.03    Lessor shall with respect to the Common Areas have the right to:

                        (1) For the benefit of all lessees, Lessor shall establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of Common Areas.

                        (2) Close temporarily any of the Common Areas for maintenance purposes, provided that Lessor to the extent practical, shall give reasonable notice thereof to Lessee and shall endeavor to schedule such closure so as not to unreasonably interfere with Lessee's business operations.


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                        (3)     Select a person or persons to maintain and
                                operate any of the Common Areas if at any time Lessor determines that the best interests of the Commerce Plant will be served by having any of the Common Areas maintained and operated by that person. Lessor shall have the right to negotiate and enter into a contract with that person on such terms and conditions and for such period of time as Lessor deems reasonable and proper, both as to service and as to cost.

        1.04 Lessee shall pay as additional rent 18.76% of the reasonable cost and expenses of upkeep, maintenance and repair of the Common Area.

                                      II

                        LEASED MACHINERY AND EQUIPMENT
                        ------------------------------

        2.01 In connection with this lease of a portion of the Commerce Plant, Lessor hereby leases to Lessee and Lessee leases from Lessor, the plant machinery and equipment ("Leased Equipment") scheduled on Exhibit "10" hereto annexed and made a part hereof.

        2.02 Lessee will keep and maintain the Leased Equipment in good condition and repair at its sole cost and expense and will bear all setup costs of putting the Leased Equipment into operation. Lessee accepts the Leased Equipment where is and as is.

        2.03 All of the Leased Equipment is physically located at or installed in those areas of the Commerce Plant which comprise a portion of the Leased Premises.

        2.04 The Leased Equipment is leased to Lessee for its exclusive use in the carrying on of its ice cream processing operations and conduct by it of its business on the Leased Premises. Lessee agrees that without the written consent of Lessor none of the Leased Equipment will be moved by it from the Leased Premises. The cost of moving the Leased Equipment from place to place within the Leased Premises shall be borne exclusively by Lessee.

        2.05 In the event Lessee desires to replace any of the Leased Equipment during the term hereof, it shall notify Lessor in writing of the Leased Equipment to be replaced, whereupon Lessee shall have sixty (60) days in which to remove the replaced equipment from the Leased Premises. Such Leased Equipment will be returned to Lessor in the same condition as leased, subject to normal wear and tear. The cost of removal of the replaced equipment from the building which is a part of the Commerce Plant shall be borne exclusively by Lessee and all other costs of removal from the Leased Premises shall be borne by Lessor. The cost of any replacement of equipment including, without limitation, the cost of acquiring the new equipment and the cost of altering the Leased Premises to accommodate the new equipment and to allow for its installation or replacement and/or removal shall be borne exclusively by Lessee. Any new equipment so installed shall remain the property of Lessee, and Lessee may remove the same at


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                any time during the term hereof and upon termination or
                expiration hereof.

        2.06 In conjunction with the lease of the Leased Equipment for and during the term hereof, Lessor hereby grants to Lessee the right to use all plant machinery and equipment of Lessor the use of which by Lessee is incidental to its use and operation of the Leased Equipment (the "Licensed Equipment").

        2.07 All of the Leased Equipment is physically located on areas of the Commerce Plant.

        2.08 Lessor will have no obligation for repair or maintenance of the Leased or Licensed Equipment and Lessee will reimburse Lessor in the amount of all direct expenses incurred by Lessor in effecting any repairs or replacements of Leased or Licensed Equipment damaged or destroyed as the result of the failure on the part of Lessee to exercise ordinary care in its use thereof.

        2.09 Lessor will incur no liability of any kind or nature to Lessee in the event of breakdown or failure of any of the Leased Equipment or Licensed Equipment occurring other than by reason of intentional acts or lack of ordinary care on the part of Lessor.

        2.10 Lessee shall have no right to assign this Agreement and Lease or any interest in the Leased Equipment except as a part of the assignment or transfer of its entire interest under this Agreement and Lease as governed by the provisions of paragraph
                14.01 hereof.

        2.11 Lessee shall indemnify and hold Lessor harmless from any liability for damages, for personal injury or death or damage to personal property arising out of or in connection with the negligent or improper use by Lessee of the Leased Premises, the Leased Equipment and the Licensed Equipment.

        2.12 Upon the expiration or sooner termination of this Agreement and Lease, Lessee shall surrender to Lessor the possession of all of the Leased Equipment and all right of use by Lessee of all of the Leased Equipment and Licensed Equipment thereupon shall cease and terminate.

                                     III

                                     TERM
                                     ----

        3.01 The primary term of this Agreement and Lease shall be five (5) years commencing on the date hereof and ending upon the expiration of five (5) years from such date.

        3.02 Lessee shall have the right to renew this Agreement and Lease for five (5) additional successive terms of five (5) years each, by giving Lessor written notice of such election on or before six months prior to expiration of the primary term and each succeeding renewal term.


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        3.03    This Agreement and Lease may be terminated by Lessee if despite its best reasonable efforts it is unable to obtain all necessary governmental permits and approvals for its contemplated operations in the Leased Premises.

        3.04 This Agreement and Lease may be terminated by Lessee at any time during the primary term or any renewal term hereof by its giving Lessor not less than six (6) months advance written notice thereof, if and only in the event that Lessee or its agents should cease and discontinue its business of selling and distributing ice cream in the Los Angeles area; provided in Article IV, V and VI hereof for and during the remaining balance of the primary term of this Agreement and Lease in case such termination should occur prior to the expiration of the primary term, and notwithstanding such termination, this Agreement and Lease shall continue in effect until the expiration of the primary term hereof as to all provisions hereof which pertain to the payment of rental and other sums hereinabove referred to.

        3.05 If this Agreement and Lease is renewed as provided in paragraph 3.02, then each such renewal shall be upon each and all of the terms, covenants and conditions, other than term, provided in this Agreement and Lease; provided, however, that the rental for each renewal term which is payable by Lessee to Lessor covering the Leased Premises and Leased Equipment and Licensed Equipment shall be computed as follows:

                (a) Monthly minimum rental rate of subject leased property and Leased Equipment shall be as follows:

                                First five (5) year option period

                                        $39,375/month

                                Second five (5) year option period

                                        $47,250/month

                                Third five (5) year option period

                                        $55,125/month

                                Fourth five (5) year option period

                                        $63,000/month

                                Fifth five (5) year option period

                                        $70,875/month

                        Rent/Lease charges are payable in advance, monthly, and all of the provisions of Article 5, save and except the amounts specified in paragraphs 5.01 and 5.04 shall be applicable during all renewal terms. All Rent shall be prorated for any partial months.


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        3.06    Notwithstanding that Notice of Election to Renew this Agreement and Lease for any renewal term has been given as hereinabove provided, it shall not be so renewable if this Agreement and Lease has been cancelled or terminated for any cause prior to the time of commencement of such proposed renewal term or if, as of the date of commencement of such proposed renewal term, Lessee shall then be in default in any material respect in the performance of any of the terms, covenants or conditions on its part to be performed hereunder and has failed to commence all necessary and proper action required to cure such default.

        3.07 This Agreement and Lease shall be subject to renewal only in its entirety.

        3.08 Upon the expiration or any sooner termination of this Agreement and Lease, Lessee shall surrender possession to Lessor all real property and personal property leased to it hereunder, and all rights, licenses and privileges granted to it hereunder thereupon shall cease and terminate. A full and final settlement of all accounts between the parties, whether arising under this Agreement and Lease or otherwise, shall be made as soon as practicable but in no event later than three (3) months following the date of termination or expiration hereof.

                                      IV

                            ACCEPTANCE OF PREMISES
                            ----------------------

        4.01 Lessee's taking possession of the Leased Premises and the Leased Equipment on the commencement of the term shall constitute Lessee's acknowledgment that the Leased Premises and Leased Equipment are in good condition, except the matters to be corrected as described hereinafter and the repair of the ceiling in the storage box, the cost of which will be paid by Lessor; provided, however, that, notwithstanding any other provision hereof, Lessee shall not be obliged to accept and shall not be deemed to have accepted the Leased Premises until correction of all matters noted in the attached letter of John Thomason dated January 6, 1982.

                                      V

                          RENT AND SECURITY DEPOSIT
                          -------------------------

        5.01 Lessee shall pay to Lessor rental for the Leased Premises and Leased Equipment a minimum monthly rent for the Leased Premises in the amount of Thirty-one Thousand Five Hundred Dollars ($31,500) per month commencing upon acceptance of the Leased Premises, prorated for any partial months.

        5.02 The rental amount specified in paragraph 5.01 shall be paid by Lessee to Lessor in advance on the first day of each calendar month during the term.


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        5.03    Commencing as of February 1, 1982, in addition to the amount specified in paragraph 5.01, Lessee shall pay to Lessor as additional rental those amounts specified in Article VII (Taxes), X (Utilities and Services), XI (Insurance) and
                Article I, paragraph 1.04 (proportionate Common Area charges).

        5.04 Upon the execution of this Agreement and Lease by Lessee, Lessee shall deliver to Lessor the sum of Sixty-Three Thousand Dollars ($63,000) as and for a security deposit to secure its performance of the obligation specified herein. Said deposit may be utilized by Lessor in whatever manner it deems fit, including without limitation the co-mingling of said deposit with other funds of Lessor or its expenditure in any manner whatsoever by Lessor and shall not bear interest. Said security deposit shall be applied to the minimum monthly rent for the last months of the first five years of the term hereof, unless there is damage over normal wear and tear that has not been repaired. In that event the monies shall be used first to repair the damages and the balance will be applied to rent.

                                      VI

                     LIMITATIONS AND RESTRICTIONS ON USE
                     -----------------------------------

        6.01 The Leased Premises and Leased Equipment are leased to Lessee for use by it in the manufacturing of ice cream and ice cream novelties and in the conduct of its dairy products and ice cream distribution business and for related purposes. Lessee agrees to restrict the use of the Leased Premises and Leased Equipment to said purpose. Lessor will not use or permit the use of the Commerce Plant for any purpose which is incompatible with Lessee's activity conducted on the Premises in pursuance of this Agreement.

        6.02 Lessee will not use the Leased Premises, Leased Equipment or permit anything to be done in or about the Leased Premises, Leased Equipment or Common Areas, which will conflict with any law, statute, zoning restrictions, ordinance or governmental rule or regulation or requirements of duly constituted public authorities now in force or which may hereafter be in force. Lessee will do no act which will cause a violation of any law relating to the use or occupancy of the Leased Premises and Leased Equipment during the terms.

        6.03 Lessee shall not use the Leased Premises, Leased Equipment or Common Areas in any manner that will constitute waste, nuisance or unreasonable annoyance to other tenants in the building in which the Leased Premises, Leased Equipment and Common Areas are located.

        6.04 Lessee agrees to and shall, during the entire lease term and any extensions thereof, diligently conduct and carry on the business of ice cream and ice cream novelties manufacturing and distributing on the Leased Premises, keep the Leased Premises open for the purpose of carrying on such business during usual hours as is customary in ice cream and ice cream novelties manufacturing and distribution plant


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                facilities in the State of California, and devote its best efforts to the successful prosecution of said business.

        6.05 Lessee at its own expense shall obtain all licenses and comply with all laws applicable to the conduct of its business on the Leased Property.

                                     VII

                              TAXES; ASSESSMENTS
                              ------------------

        7.01 The respective party hereinafter set forth, as the case may be, shall pay its proportionate share before delinquency all taxes, assessments, license fees and other charges ("taxes") levied and assessed against the Leased Premises, the Leased Equipment, Lessee's personal property installed or located on the Leased Premises, or otherwise related to the Leased Premises as follows:

                (a)     Lessee's Personal Property:
                        --------------------------

                        Lessee shall pay all taxes assessed against its personal property installed or located on the Leased Premises. If any taxes on Lessee's personal property are levied against Lessor or Lessor's property, and if Lessor pays the taxes on any of these items, Lessee on demand, shall immediately reimburse Lessor for the sum of the taxes levied against Lessor or the proportion of the taxes resulting from the increases in Lessor's assessment. Lessee shall have the right to seek a reduction in the assessed valuation of its personal property or to contest the taxes based thereon. If Lessee diligently seeks such reduction or contests such taxes, the failure on Lessee's part to pay the personal property taxes shall not constitute a default hereunder, so long as Lessee has given to Lessor adequate bond or surety to indemnify Lessor against losses by reason of such failure.

                (b)     Taxes on the Leased Premises:
                        ----------------------------

                        (i) Lessee shall pay, in addition to the rent, a monthly deposit of Six Hundred Twenty-Three Dollars and 78/100 ($623.78) against payment of Lessee's proportionate share of the real property taxes and general and special assessments. Said monthly deposit has been calculated using as a base year the real property taxes and assessments for the year 1980-1981.

                        (ii) Lessee's proportionate share of real property taxes will fluctuate as the result of general and special assessments levied on the Commerce Plant.

                        (iii) Lessee shall pay its proportionate share of real property taxes and assessments on the Commerce Plant as and when such taxes are paid by Lessor. Lessor shall apply the monthly deposit against Lessee's proportionate share and Lessee shall be billed for any additional taxes due to


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

                                assessment increases over the 1980-81 base year, or Lessee shall receive a refund due to any assessment decrease from the 1980-81 base year.

                        (iv) Lessee's current proportionate shares are: Land 10.5% and Improvements 18.76%.

                (c) Lessee shall not be liable for any portion of any such increase comprised of penalty or interest charges not caused by an act or omission of Lessee.

                        If any general or special assessment is levied and assessed against the building, other improvements, or land of which the Leased Premises are a part, Lessor can elect to either pay the assessment in full or allow the assessment to go to bond. If Lessor pays the assessment in full, Lessee shall pay to Lessor, each time a payment of real property taxes is made, a sum equal to that which would have been payable (as both principal and interest) had Lessor allowed the assessment to go to bond.

                        In addition to the foregoing, Lessee shall be obligated to reimburse Lessor for the portion of the increase in the real property taxes caused by a particular improvement or modification by Lessee of the building in which the Leased Premises are located or hereafter caused by improvements constructed by or for the exclusive benefit of Lessee. Lessee shall not be liable for increases in real property taxes (whether the increase results from increased rate and/or valuation) attributable to additional improvements to the Commerce Plant in which the Leased Premises are located that are constructed after the base tax year, where such additional improvements are constructed for the benefit of tenants other than Lessee.

                (d) Lessee, at its cost shall have the right at any time to seek a reduction in the assessed valuation of the building, other improvements, and land of which the Leased Premises are a part or to contest any real property taxes that are to be paid by Lessee. If Lessee seeks a reduction or contests the real property taxes, the failure on Lessee's part to pay its share of any real property taxes shall not constitute a default as long as Lessee complies with the provisions of this paragraph.

                        Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law require that the proceeding or contest be brought by or in the name of Lessor or any owner of the premises. In that case Lessor shall join in the proceeding or contest or permit it to be brought in Lessor's name, as long as Lessor is not required to bear any cost or expense thereof including, without limitation, any legal fees or cost arising thereby and, in said case, Lessee agrees to indemnify Lessor and hold it harmless from any such cost or expense.
                        Lessee, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any real



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

                        property taxes determined by any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment.

                        If Lessee does not pay its proportionate share of the real property taxes when due, and Lessee seeks a reduction or contests them as provided in this paragraph before the commencement of the proceeding or contest, Lessee shall furnish to Lessor a surety bond issued by an insurance company qualified to do business in California. The amount of the bond shall equal one hundred twenty-five percent (125%) of the total amount of real property taxes in dispute. The bond shall hold Lessor and the building, other improvements, and land of which the Leased Premises are a part harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

                (e)     Taxes on the Leased Equipment:
                        ------------------------------

                        Lessee shall pay to Lessor upon demand the amount of any and all taxes assessed against the Leased Equipment for and during the term of the Agreement and Lease.

                        Lessor shall furnish to Lessee with such demand a copy of the tax bill upon which it is based, the underlying declarations with respect thereto, and the method by which Lessee's portion is calculated.

                                     VIII

                             BUILDING MAINTENANCE
                             --------------------

        8.01 Except as provided in paragraph 8.03, Lessor at its own cost shall maintain in good condition the following:

                (a) Structural parts of the building and other improvements in which the Leased Premises are located which structural parts include only the foundations, bearing and exterior walls (excluding the glass doors and windows) subflooring, roof (excluding skylights), and the main utilities distribution systems within the common areas only, as shown in green on Exhibits 1-9, including all metering systems;

                (b) The unexposed electrical, plumbing, sewage systems, including, without limitation, those portions of the system lying outside the Leased Premises; and

                (c) Heating, ventilating, air conditioning, air conditioning compressor and distribution system outside the Leased Premises, but servicing the same. Lessor may engage a maintenance firm to service the heating, ventilating and air conditioning system servicing the Leased Premises.


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

        8.02 Lessee shall, except as herein expressly provided otherwise, at Lessee's cost and expense fully maintain and keep in good condition and repair the Leased Premises, Leased Equipment or Common Areas to the extent the need for repairs results from the acts or omissions of Lessee, its agents, employees or its authorized representatives.

        8.03    Maintenance of manufacturing equipment and services:

                (a) It is Lessor's responsibility to make available to Lessee utilities both original and converted, refrigerated and unrefrigerated and services as provided in paragraph 10.01 (A through D) together with services requested to operate Lessee's ice cream plant and to maintain the Common Area. Lessee, through its own engineer, may inspect all parts of the systems providing these utilities and services.

                (b) Lessee will pay for these utilities and services the cost attributable to Lessee's use thereof, against reasonable evidence thereof, subject to its right to audit all invoices therefor.

                (c) The foregoing responsibility is limited to ten million (10,000,000) gallons per year ice cream and ice cream sandwiches produced.

                (d) Except where caused by force majeure, any failure to provide refrigeration needed by Lessee in its operations to the Leased Premises shall entitle Lessee to a total abatement of all rental for the period of such failure. In addition, Lessee shall have the immediate right to make all necessary repairs or replacements to correct such failure and may withhold the cost of such repairs or replacements from rental thereafter due hereunder.

                                      IX

                           ALTERATIONS AND FIXTURES
                           ------------------------

        9.01 Lessee shall not make any alterations, whether structural or exterior or otherwise to the Leased Premises without Lessor's prior written consent which consent shall not be unreasonably withheld. Lessee at its cost, shall have the right to make, without Lessor's consent, nonstructural alterations to the interior of the Leased Premises that Lessee requires in order to conduct its business on the Leased Premises. In making any alterations that Lessee has a right to make, Lessee shall comply with the following:

                (a) Lessee shall submit reasonable detailed final plans and specifications and working drawings of the proposed alterations and the name of its contractor, at least thirty (30) days before the date it intends to commence the alterations.

                (b) The alterations shall not be commenced until two (2) days after Lessor has received notice from Lessee stating the date of installation of the alterations is to commence so that Lessor can post and record an appropriate notice of nonresponsibility.

                (c) The alterations shall be approved by all appropriate government agencies and all applicable permits and authorizations shall be obtained by Lessee before commencement of the alterations.

                (d) All alterations shall be completed by Lessee with due diligence in compliance with the plans and specifications and working drawings and all applicable laws.

                (e) Before commencing the alterations and at all times during construction, Lessee's contractor shall maintain insurance of an amount and type as provided in the first paragraph of paragraph 11.03.

                (f) If the estimated cost of the alterations exceeds Twenty Five Thousand Dollars ($25,000) before the commencement of the alterations, Lessee at its cost shall furnish to Lessor a performance and completion bond issued by an insurance company qualified to do business in California in a sum equal to the cost of the alterations (as determined by the construction contract between Lessee and its contractor) guaranteeing the completion of the alterations free and clear of all liens and other charges and in accordance with the plans and specifications.

                (g) The alterations shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Commerce Plant in which the Leased Premises are located.

                Any alterations made shall, at Lessee's option, either remain on and be surrendered with the Leased Premises on the expiration or termination of the term or be removed within a reasonable time thereafter. Lessee at its cost shall repair the Leased Premises caused by such removal.

        9.02 Lessee shall pay all costs for construction done by it or caused to be done by it on the Leased Premises as permitted by this Agreement and Lease. Lessee shall keep the Commerce Plant, Leased Premises, Common Areas and the land on which these premises are a part, free and clear of all mechanic's liens resulting from construction done by or for Lessee. Lessee shall have the right to contest the correctness of the validity of any such lien, if immediately on demand by Lessor, Lessee procures and records a lien release bond issued by a corporation authorized to issue such surety bonds in California, in an amount equal to 1-1/2 times the amount of the claim of lien. The bond shall meet the requirements of Civil Code Section 3143, and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit if it recovers in the action).

                                      X

                  UTILITIES AND SERVICES FURNISHED TO LESSEE
                  ------------------------------------------

        10.01 Lessor will furnish Lessee and Lessee will pay for the following services and utilities required by Lessee:

                A. All electric lighting, electric power, gas, refrigeration, compressed air, space heating and air conditioning, water (including chilled water and glycol), sewage disposal and testing and steam required by Lessee in respect to its occupancy and use of the processing area constituting a part of the Leased Property as shown on Exhibit "g" hereto annexed.

                B. Electric lighting, electric power, water and refrigeration for the ice cream cold rooms; electric lighting, electric power and refrigeration for the Greer hardening unit and additional hardening systems required for ten million (10,000,000) gallons of ice cream and ice cream sandwiches; electric lighting, electric power, refrigeration and water for the dry storage area dock and truck loading and parking areas adjacent thereto and electric lighting and electric power for the truck parking spaces in the yard area. All of the areas referred to in this subparagraph "B" constitute a part of the Leased Property as shown on Exhibits "1", "2", "3", "5", "6", "8" and "9" hereto annexed.

                C. All electric power and other utilities required in connection with the use and operation of the Leased Equipment which is Leased by lessor to Lessee under the provisions of Article III and V thereof, and all equipment owned by Lessee.

                D. All electric lighting, electric power, gas, water, compressed air, heating and air conditioning, refrigeration, conveyor lubrication, oils, greases, janitorial services and other utilities and services required in connection with the joint use by Lessor and Lessee of the portions of the Commerce Plant and appurtenances described in paragraph 1.01(b) hereof.

                E. The parties agree that included in the billing for utilities and services required and used by Lessee are all of the ingredients and items necessary for maintenance, operation, repair, production and manufacture of said utilities and services. These ingredients and items are, without limitation as follows: labor; oil; electric power in common areas for manufacture and production of utilities and services; steam; depreciation; insurance and any and all such costs incurred by Lessor. All the foregoing ingredients and items shall be included in the billing to Lessee for utilities and services, and not separately billed.

        10.02 Lessee will pay to Lessor withing fifteen (15) days after billing the prescribed compensation for all services and utilities (refrigerated or unrefrigerated) originating in the Common Areas for the use of Lessee; this also includes its proportionate share of services in and around the Commerce Plant and the actual expense of such utilities and services plus its share of Common Area utilities and services as provided in paragraph 1.04. Concurrently with each such payment, Lessor shall furnish Lessee with a statement showing the amount of all such usage of utilities and services during the preceeding month and the computation of the amount of such payment.

        10.03 Lessee will pay to Lessor, monthly, within fifteen (15) days after billing, as and for compensation to Lessor for utilities and services rendered by Lessor to Lessee under paragraph 10.01, the cost thereof. Lessor shall make available for Lessee's inspection, its books and records pertaining to charges on each invoice or statement.

        10.04 The following utilities and services are the responsibility of Lessee and the expense shall be born by Lessee. Lessee shall pay any increases.

                A. All space heating, air conditioning required by it in the connection with the occupancy and use by Lessee of the office areas which constitute a portion of the Leased Premises as shown on Exhibit "4" hereto annexed.

                                      XI

                     INDEMNITY AND EXCULPATION: INSURANCE
                     ------------------------------------

        11.01 Lessor shall not be liable to Lessee for any damage to Lessee or Lessee's property from any cause, and Lessee waives all claims against Lessor for damages to person or property arising for any reason, except that Lessor shall be liable to Lessee for actual damages (and not for consequential damages) resulting from the intentional or negligent acts or omissions of Lessor or its authorized representative.

        11.02 Lessee shall hold Lessor harmless from all damages arising out of any damage to any person or property occurring in, on or about the Leased Premises, and/or Leased Equipment, and (to the extent Lessee is involved with respect thereto), Common Areas and the Commerce Plant in which the Leased Premises and Leased Equipment are located, except that Lessor shall be liable to Lessee for damage resulting from the intentional or negligent acts or omissions of Lessor or its authorized representatives and Lessor shall hold Lessee harmless from all liability arising out of any such damage. The parties' obligations under this paragraph to indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified. The rights and obligations of the parties under this section shall survive the termination of this Agreement and Lease.

        11.03 Lessee at its cost shall maintain public liability and property damage insurance with liability limits of not less than Five Hundred Thousand Dollars ($500,000) and One Million Dollars ($1,000,000) per occurrence and property damage limits of not less than Five Hundred Thousand Dollars ($500,000) per occurrence with an aggregate coverage of Two Million Dollars ($2,000,000) insuring against all liability of Lessee and its authorized representatives arising out of and in connection with Lessee's use or occupancy of the Leased Premises, Leased Equipment and Common Areas.

                All public liability insurance and property damage insurance shall insure performance by Lessee of the indemnity provisions of paragraph 11.01 and paragraph 11.02 hereof. Both Lessee and Lessor shall be named as co-insureds and the policy shall contain cross-liability endorsements.

                Not more frequently than each three (3) years, if in the opinion of Lessor's lender, the amount of public liability and property damage insurance coverage at the time is not adequate, Lessee shall increase the insurance coverage as reasonably required by Lessor's lender.

        11.04 Lessor shall maintain on the Commerce Plant in which the Leased Premises and Leased Equipment are located, a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsement, to the extent of at least ninety percent (90%) of the full replacement value thereof and including boiler and machinery and business interruption coverage, including coverage for ammonia contamination, covering the entire value of Lessee's ice cream in process or stored in or around the Leased Premises. The insurance policy shall be issued in the name of Lessee, Lessor and Lessor's lender, as their interests appear. The insurance policies shall provide that any proceeds shall be made payable to the appropriate insured. Lessor shall pay the premium for maintaining said insurance policy. A certificate of such insurance shall be delivered to Lessee upon reasonable request. Lessee shall reimburse Lessor for the cost of maintaining such insurance as follows:

                (1) The amount of Six Thousand Three Dollars ($6,003) which is 18.76% of the current annual premium of such policy;
                         and

                (2) An amount equal to 18.76% of any increase in the annual premium of such insurance policy over and above the 1980-1981 policy year.

                Such reimbursement shall be made by Lessee to Lessor each year within ten (10) days after Lessee receives a copy of the premium notice, together with workpapers showing the calculations of Lessee's portion thereof. Lessee shall not be obligated to reimburse Lessor for any portion of any increase in the insurance premium caused by particular use or activity of any other tenant in the building in which the Leased Premises are located or caused by improvements constructed by or for the exclusive benefit of any other tenant.

        11.05 During the term of this Agreement and Lease, Lessor shall maintain on the Leased Equipment, fire and extended coverage insurance (either by separate policy or in connection with the insurance carried under paragraph 11.04 hereof) in an amount of the full cash value of all of the Leased Equipment and shall cause all items of the Leased Equipment to be so insured from the dates on which the same are first installed on the Leased Premises, which dates in each and all instances shall be or have been in advance of the date of the commencement of the term hereof. Such policy of insurance shall be issued in the name of Lessor, Lessee and Lessor's lender. Lessee shall reimburse Lessor in the full amount of its reasonable premium cost for all such insurance as and when statements therefor are presented by Lessor to Lessee.

        11.06 The parties release each other and their respective authorized representatives from any claims for damage to any person or to the Leased Premises, Leased Equipment, Common Areas and Commerce Plant and to the fixtures, personal property, Lessee's improvements, and alterations of either Lessor or Lessee in or on the Commerce Plant that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of such damage.

        11.07 Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with the damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any other risk insured against under any insurance policy required by this Agreement and Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice, either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or agree to pay the additional premium if such policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

        11.08 All of the insurance required under this Agreement and Lease shall:

                (a) Contain an endorsement requiring thirty (30) days of written notice from the insurance company to both parties and Lessor's lender for cancellation or change in the coverage, scope or amount of any policy.

                (b) Each policy or a certificate of the policy, together with the evidence of payment of premiums, shall be deposited with the other party at the commencement of the term and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

                                     XII

              DESTRUCTION OF LEASED PREMISES OR LEASED EQUIPMENT
              --------------------------------------------------

     12.01 If during the term the Leased Premises, Leased Equipment, or the Commerce Plant in which they are located is totally or partially destroyed from a risk covered by insurance described in paragraphs
             11.04 and 11.05 rendering the Leased Premises or Leased Equipment totally or partially inaccessible or unusuable, Lessor shall utilize the insurance proceeds to restore the Leased premises or Leased Equipment or the Commerce Plant in which they are located to substantially the same condition as they were immediately before destruction, and shall use the best efforts to do so within a reasonable period of time; provided, however, that if the destruction is to the Commerce Plant in which the Leased Premises are located and such destruction exceeds thirty-three and one-third percent (33-1/3%) of the net replacement value of said Commerce Plant (exclusive of the land), Lessor can elect to terminate this Agreement and Lease, whether or not the Leased Premises are destroyed, as long as Lessor terminates the leases of all other tenants in the Commerce Plant. Otherwise, such destruction shall not terminate this Agreement and Lease unless existing laws do not permit restoration, in which case either party can terminate this Agreement and Lease immediately upon the giving of notice to the other.

     12.02 If the cost of restoration exceeds the amount of the proceeds of the insurance required under paragraph 11.04 and 11.05, Lessor can also elect to terminate this Agreement and Lease by giving notice to Lessee within thirty (30) days after determining that the restoration costs will exceed the insurance proceeds. In the case of destruction to the Leased Premises only, if Lessor elects to terminate this Agreement and Lease, Lessee within thirty (30) days after receiving Lessor's notice to terminate can elect to pay to Lessor and its lender at the time Lessor notifies Lessee of its election, the difference between the amount of the insurance proceeds and the cost of restoration, in which case Lessor shall restore the Leased Premises and shall be entitled to utilize insurance proceeds, together with Lessee's contribution to do so. Lessor shall give Lessee satisfactory evidence that all sums contributed by Lessee as provided in this paragraph have been expended by Lessor in paying the cost of restoration. In the event Lessor elects not to restore as herein provided and Lessee elects not to pay the difference between the insurance proceeds and the costs of such repair, this Agreement and Lease shall terminate.

     12.03 If during the term hereof the Leased Premises, Leased Equipment, Common Areas or the Commerce Plant in which they are located are damaged or destroyed by a risk not covered by insurance described in paragraphs 11.04 and 11.05, Lessor shall have at its election the right to restore or to terminate this Agreement and Lease as follows:

             (a) In the event of such an uninsured loss which totally or substantially interferes with Lessee's use of the Leased Premises or Leased Equipment; and

        (b) In the event of such an uninsured loss in which there is a partial interference with Lessee's use, either directly or indirectly and pursuant to which Lessor would but for the provisions of this paragraph be required by law or the terms of this Agreement and Lease to repair or restore such damage.

        In the event that Lessor shall elect to terminate hereunder, it shall give Lessee not less than sixty (60) days advance written notice whereupon within fifteen (15) days of receipt of said notice, Lessee shall be entitled at its election to prevent such termination by agreeing to pay to Lessor the actual cost of such restoration, in which case Lessor shall immediately commence restoration of the Leased Premises, Leased Equipment, Common Areas or the Commerce Plant as the case may be and shall furnish evidence satisfactory to Lessee that all sums contributed by Lessee as provided in this paragraph have been expended by Lessor in paying the cost of such restoration.

        If Lessor elects to restore and so notifies Lessee within sixty
        (60) days of the event of destruction, this Agreement and Lease shall not terminate, unless existing laws do not permit restoration, in which event either party may terminate this Agreement and Lease immediately upon giving notice to the other. If Lessor elects to terminate as herein provided and Lessee does not elect to pay the cost of restoration then this Agreement and Lease shall terminate.

12.04 If the Leased Premises and Leased Equipment are partially destroyed or damaged other than by reason of the fault or neglect of Lessee and Lessor restores and repairs it pursuant to this Agreement and Lease, that portion of the rent payable hereunder for the Leased Premises or Leased Equipment for the period in which the damage and repair continues shall be abated in proportion to the extent to which Lessee's use of the Leased Premises is impaired.

12.05 Lessee waives the provisions of Civil Code Section 1932(2) and Civil Code Section 1933(4) with respect to any destruction of the Leased Premises.

12.06 In the event of any termination under the provisions of this Article, which termination occurs other than at the end of a calendar month, the rent for the month in which the termination occurs shall be prorated and Lessee shall receive from Lessor a refund of the unused amount thereof.

                                     XIII

                                 CONDEMNATION
                                 ------------

13.01 If all of the Leased Premises, Common Areas or Commerce Plant is taken by condemnation, this Agreement and Lease shall terminate on the date of the taking and the rent shall be apportioned as of said date. Lessor shall be entitled to the entire proceeds of any award granted by reason of such condemnation. If any part of the Leased

                Premises or Common Area is acquired or taken for public or quasi-public use as a result of negotiations or condemnation proceedings, this Agreement and Lease shall remain in effect, except that Lessee may elect to terminate this Agreement and Lease if the Leased Premises are rendered unsuitable for Lessee's continued use as a result of such taking of a portion of the Leased Premises or Common Area. If Lessee elects to terminate this Agreement and Lease, Lessee shall exercise its right to terminate pursuant to this paragraph by giving notice to Lessor within thirty (30) days after the nature and extent of the taking have been fully determined. If Lessee elects to terminate this Agreement and Lease, as provided in this paragraph, Lessee shall notify Lessor of the effective date of termination, which date shall not be earlier than thirty (30) days, nor later than ninety (90) days after Lessee has notified Lessor of its election to terminate, except that this Agreement and Lease shall terminate on the date of taking, if the date of taking falls on a date before the date of termination as designated by Lessee. If Lessee does not terminate this Agreement and Lease within the thirty (30) day period, this Agreement and Lease shall continue in full force and effect, except that monthly rent shall be reduced to the extent to which or for the period during which Lessor's restoration interferes with Lessee's use of the Leased Premises. In any such partial taking in which the Agreement and Lease remains in full force and effect pursuant to this paragraph, Lessor, at its cost, shall accomplish all necessary restoration and shall do so with reasonable dispatch.

        13.02 The taking of the Leased Premises or any part of the Leased Premises by military or other public authority shall constitute a taking of the Leased Premises by condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days. During the 180 day period, all the provisions of this Agreement and Lease shall remain in full force and effect, except that rent shall be abated or reduced during such period of taking based on the extent to which the taking interferes with Lessee's use of the premises, and Lessor shall be entitled to whatever award may be paid for the use and occupation of the Leased Premises for the period involved.

                                     XIV

                          ASSIGNMENT AND SUBLETTING
                          -------------------------

        14.01 Lessee shall not assign, transfer or sublease or attempt to assign, transfer or sublease the Leased Premises or Leased Equipment in whole or in part and shall not execute any sublease or sublicense hereunder without the express written consent of Lessor first had and obtained; provided, however that no such consent to an assignment or sublease of all of the Leased Premises and Leased Equipment shall be unreasonably withheld.

        14.02 No interest of Lessee in this Agreement and Lease shall be assignable by operation of law. Each of the following acts shall be considered an involuntary assignment:

                (a) Bankruptcy or insolvency of Lessee or assignment by Lessee for the benefit of its creditors or institution of a proceeding under the Bankruptcy Act in which Lessee is the debtor;

                (b) If a writ of attachment or execution is levied on this Agreement and Lease;

                (c) If in any proceeding or action in which Lessee is a party other than solely by reason of its tenancy here-under, a receiver or trustee is appointed with authority to take possession of the Leased Premises and/or Leased Equipment.

                An involuntary assignment shall constitute a default by Lessee and Lessor shall have the right to elect to terminate this Agreement and Lease in which case this Agreement and Lease shall not be treated as an asset of Lessee; provided, however, that if a writ of attachment or execution is levied on this Agreement and Lease, Lessee shall have fifteen (15) days in which to cause the attachment or execution to be removed, and provided further that if any involuntary proceeding in bankruptcy is brought against Lessee or if a receiver is appointed, Lessee shall have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed.

                                      XV

                                    DEFAULT
                                    -------

        15.01 The occurrence of any of the following shall constitute a default by Lessee.

                (a) The failure to pay rent when due, if such failure continues for fifteen (15) days after notice has been given to Lessee.

                (b) The failure to peform any other provisions of this Agreement and Lease, if a failure to perform is not cured within thirty (30) days after notice has been given to Lessee. If the default cannot reasonably be cured within thirty (30) days, Lessee shall not be in default of this Agreement and Lease, if Lessee commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.

                        Notices given under this paragraph shall specify the alleged default and the applicable Agreement and Lease provisions, and shall demand that Lessee perform the provisions of this Agreement and Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the Leased Premises. No such notice shall be deemed a forfeiture or termination of this Agreement and Lease under Lessor so elects in the notice.

        15.02 Lessor shall have the following remedies if Lessee commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

                (a) Lessor can continue this Agreement and Lease in full force and effect, and the Agreement and Lease shall continue in effect as long as Lessor does not terminate Lessee's right of possession, and Lessor shall have the right to collect rent when due. During the period Lessee is in default, Lessor can enter the Leased Premises and relet them or any part of them to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Leased Premises, including, without limitation, broker's commissions, expenses of remodeling the Leased Premises required by the reletting, and like costs. Reletting may be for a period shorter or longer than the remaining term of this Agreement and Lease. Lessee shall pay to Lessor the rent due under this Agreement and Lease on the dates the rent due under this Agreement and Lease on the dates the rent is due, less the rent Lessor receives for reletting. No act by Lessor allowed by this paragraph shall terminate this Agreement and Lease, unless Lessor notifies Lessee that Lessor elects to terminate this Agreement and Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Leased Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign or sublet its interest in this Agreement and Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

                (b) Lessor can terminate Lessee's right of possession of the Leased Premises at any time. No act of Lessor other than giving notice to Lessee shall terminate this Agreement and Lease. Acts of maintenance, efforts to relet the Leased Premises, or the appointment of a receiver on Lessor initiative to protect Lessor's interest under this Agreement and Lease shall not constitute a termination of Lessee right of posession. On termination, Lessor has the right to recover from Lessee:

                        (i) The worth, at the time of the award, of the unpaid rent that had been earned at the time of the termination of this Agreement and Lease;

                        (ii) The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Agreement and Lease until the time of award exceeds the amount of loss of rent that Lessee proves could have been reasonably avoided;

                        (iii) The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term and after the time of the award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; and

                        (iv) Any other amount and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee's default, including, without limitation, reasonable attorneys' fees.

                (c)     The "worth at the time of the award" as used in (i) and
                        (ii) of this paragraph is to be computed by allowing interest at the rate of ten percent (10%) per annum. The "worth at the time of the award" as referred to in
                        (iii) of this paragraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

                (d) If Lessee is in default of this Agreement and Lease, Lessor shall have the right to have a Receiver appointed to collect rent and conduct Lessee's business on the Leased Premises. Neither the filing of a petition for the appointment of a receiver, nor the appointment itself shall constitute an election by Lessor to terminate this Agreement and Lease.

                (e) Lessor at any time after Lessee receives notice of default and does not cure the same within the allowed period of time, may cure the default at Lessee's cost. If Lessor, at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date, shall bear interest at the rate of ten percent (10%) per annum from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with the interest on it, shall be additional rent.

                (f) Rent not paid when due shall bear interest at the rate of ten percent (10%) per annum from the date due until paid.

        15.03 Lessor shall be in default of this Agreement and Lease if it fails or refuses to perform any provision of this Agreement and Lease that it is obligated to perform, if failure to perform is not cured within forty-five (45) days after notice of the default has been given by Lessee to Lessor and Lessor's lender.

                If the default cannot reasonably be cured within forty-five (45) days, Lessor shall not be in default of the Agreement and Lease if it commences to cure the default within the forty-five (45) day period and diligently and in good faith continues to cure the default.

                Notwithstanding anything in this Agreement and Lease to the contrary, should Lessor fail, other than by reason of destruction of the Leased Premises or condemnation, to provide the services set forth in paragraph 10.01 A., B., C. and D. as a result of which the business operations of Lessee on the Leased Premises are materially interfered with, and Lessor shall not have commenced steps necessary to restore such services as soon as practical after notice thereof has been given by Lessee to Lessor, Lessee may cure said failure at Lessor's cost, but without prejudice to any other rights of Lessee at law or under this Agreement and Lease. If Lessee at any time, by reason of its right to cure hereunder, pays any sum or does any act that requires payment in any form, the sum paid by Lessee shall be due immediately from Lessor at the time paid by Lessee, and if paid at a later date, shall bear interest at the rate of ten percent (10%) per annum from the date said sum is paid by Lessee until Lessee is reimbursed by Lessor.

                                     XVI

                            SIGNS AND ADVERTISING
                            ---------------------

        16.01 Lessee will not permit, allow, or cause to be erected, installed, maintained, painted or displayed on, in or at said Leased Premises, or any part thereof, any exterior or interior sign, lettering, announcement, or advertising material of any kind whatsoever visible from the front exterior of the Leased Premises without the prior written consent of Lessor; provided, however, that Lessor will not arbitrarily withhold its consent in respect to Lessee's erecting suitable directional signs which are in keeping with the exterior decoration of the Leased Premises, and provided further that Lessee shall, for the purpose of identifying its presence in the building, be entitled to erect and maintain a sign on the common yard area near the street side of said building (in a location acceptable to Lessor). Said sign shall be in good taste and of a size not larger than the Challenge sign which now exists in front of said Commercial Plant.

        16.02 Lessor shall have the right to use, for its signs, the exterior walls of the building in which the Leased Premises are located.

                                     XVII

                        LESSOR'S ENTRY ON THE PREMISES
                        ------------------------------

        17.01 Lessor and its authorized representative shall have the right to enter the Leased Premises at all reasonable times for any of the following purposes:

                (a) To determine whether the Leased Premises are in good condition and whether Lessee is complying with its obligations under this Agreement and Lease;

                (b) To do any necessary maintenance and to make any restoration to the Leased Premises or the building and other improvements in which the Leased Premises are located that Lessor has the right or obligation to perform;

                (c) To serve, post, or keep posted any notices required or allowed under the provisions of this Agreement and Lease;

                (d) To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last three months of the term, or during any period while Lessee is in default;

                (e) To show the Leased Premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, at any time during the term;

                (f) Shore the foundations, footings, and walls of the Leased Premises or the building and surrounding area in which the Leased Premises are located, and to erect scaffolding and protective barricades around and about the Leased Premises, but not so as to prevent entry to the Leased Premises, and do any other act or thing necessary for the safety or preservation of the Leased Premises or the building or other improvements in which the Leased Premises are located, if any excavation or other construction is undertaken, or about to be undertaken, on any adjacent property or nearby street. Lessor's right under this provision extends to the owner of the adjacent property on which the excavation or construction is to take place and the adjacent property owner's authorized representatives.

                        Lessor shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Lessor's entry on the Leased Premises as provided in this paragraph.

                        Lessee shall not be entitled to an abatement or reduction of rent if Lessor exercises any rights reserved in this paragraph.

                        Lessor shall conduct its activities on the Leased Premises as allowed in this paragraph in a manner that will cause the least possible inconvenience, annoyance, or disturbance to Lessee.

                                    XVIII

                           SUBORDINATION; ESTOPPEL
                           -----------------------

        18.01 This Agreement and Lease is subordinate to the existing encumbrances of the Leased Premises, and, at the option of any subsequent lender, this Agreement and Lease shall be subordinated to any mortgage or deed of trust that may hereafter encumber the Commerce Plant, of which the Leased Premises is a part, and to any and all advances made thereunder and to interest thereunder and to all renewals, replacements and extensions thereof; provided, however, that so long as Lessee is not in default under paragraph 15.01 hereof, nothing shall disturb its right to quiet possession hereunder and, upon any foreclosure of Lessee's mortgage or deed of trust referred to herein, Lessee shall attorn to the purchaser.

                Such subordination is effective without any further act of Lessee. Lessee shall, from time to time, on request of Lessor, execute and deliver any documents or instruments that may be required by a lender to effectuate any subordination.

                If Lessee fails to execute and deliver any such subordination or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney in fact to execute and deliver any such documents or instruments.

        18.02 Each party, within ten (10) days notice from the other party, shall execute and deliver to the other party, in recordable form, a certificate stating that this Agreement and Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The Certificate also shall state the amount of minimum monthly rent, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the Certificate within ten (10) days shall be conclusive upon the party failing to deliver the Certificate for the benefit of the party requesting the Certificate and any successor to the party requesting the Certificate, that this Agreement and Lease is in full force and effect and has not been modified except as may be represented by the party requesting the Certificate.

                If a party fails to deliver the Certificate within ten (10) days, the party failing to deliver the Certificate irrevocably constitutes and appoints the other party as its special attorney in fact to execute and deliver the Certificate to any third party.

                                     XIX

                                    NOTICE
                                    ------

        19.01 Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person, shall be in writing and either served personally or sent by prepaid, first class mail. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give the other party shall be addressed to the other party at the addresses hereinafter set forth. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within forty-eight (48) hours from the time of mailing if mail is provided in this paragraph.

                        If to Lessor:
                                        Jack and Tillie Marantz
                                        5743 East Smithway Street
                                        Commerce, California 90040

                        If to Lessee:
                                        Dreyer's Grand Ice Cream Inc.
                                        5929 College Avenue
                                        Oakland, California 94618

                                      XX

                                    WAIVER
                                    ------

        20.01 No delay or omission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such a right or remedy or be construed as a waiver.

                The receipt and acceptance by Lessor of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Lessor, including, without limitation, the acceptance of the keys to the Leased Premises, shall constitute an acceptance of a surrender of the Leased Premises by Lessee before the expiration of the term. Only a notice from Lessor to Lessee shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of the Agreement and Lease. Lessor's consent to or approval of any act by Lessee requiring Lessor's consent or approval shall not be deemed a waiver or render unnecessary Lessor's consent or approval of any subsequent act by Lessee. Any waiver by Lessor of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Agreement and Lease.

                                     XXI

                                 RECORDATION
                                 -----------

        21.01 This Agreement and Lease shall not be recorded, except that if either party requests the other party to do so, the party shall execute a Memorandum of Lease in recordable form. Lessee shall execute and deliver to Lessor on the expiration or termination of this Agreement and Lease, immediately on Lessor's request, a Quitclaim Deed to the Leased Premises, in recordable form, designating Lessor as transferee.

                                     XXII

                       SALE OR TRANSFER OF THE PREMISES
                       --------------------------------

        22.01 If Lessor sells or transfers all or a portion of the building, other improvements, and land of which the Leased Premises are a part, Lessor, on consummation of the sale or transfer, shall be released from any liability occurring thereafter under this Agreement and Lease pertaining to the portion of the building, other improvements or land so sold. This Agreement and Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser provided, and only if, all of Lessor's obligations hereunder are assumed in writing by the purchaser.

                                    XXIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

        23.01 If either party becomes a party to any litigation concerning this Agreement and Lease, the Leased Premises, the Leased Equipment, the building or other improvements in which the Leased Premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of that party that becomes a party to that litigation, or any act or omission of its authorized representatives, the party that causes the other party to become involved in litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation. If either party commences action against the other party arising out of or in connection with this Agreement and Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

        23.02 Upon expiration or sooner termination of the term, Lessee shall surrender to Lessor the Leased Premises and Leased Equipment and all of Lessee's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Lessee and destruction to the Leased Premises and Leased Equipment covered by paragraphs 12.01 and 12.02), except for alterations Lessee has a right to remove or is obligated to remove under the provisions of paragraph 9.01. Lessee shall remove all of its personal property and trade fixtures within the above stated time. If Lessee, with Lessor's consent, remains in possession of the Leased Premises after expiration or termination of the term, other than by virtue of the exercise of its option to renew, or after the date of any notice given by Lessor to Lessee terminating this Agreement and Lease, such possession by Lessee shall be deemed to be a month-to-month tenancy terminable on thirty (30) days notice given at any time by either party.

        23.03 Time is of the essence of each provision of this Agreement and Lease.

        23.04 Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval.

        23.05 This Agreement and Lease shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except as provided in paragraph 14.01. To this end, whenever in this Agreement and Lease the words "Lessor" or "Lessee" are used, they shall be deemed to refer to the Lessor and Lessee, respectively, and to their respective successors and assigns.

        23.06 The unenforceability, invalidity, or illegality of any provision hereof shall not render the other provisions unenforceable, invalid, or illegal.

        23.07 A Joint Operating Committee and a Joint Policy Committee shall be created, as follows:

                (a) Said Joint Operating Committee shall be composed of the Chief Plant Engineer of said Commerce Plant, and the Plant Superintendents of Lessor and Lessee. Said Joint Operating Committee shall have authority over all matter of the property, and the common use of facilities and shall coordinate all dealings with each other.

                (b) Said Joint Policy Committee shall be composed of four (4) members, two (2) from each of the parties hereto. One of Lessee's members shall be its California Production Manager.

                        Such members shall be empowered to make decisions which bind their respective companies. The Committee is charged with interpretation of the intent of this Agreement and Lease and, where otherwise specified in this Agreement and Lease, the review of procedures and amounts payable hereunder. In addition, all matters which cannot be agreed upon by the Operating Committee shall be referred to and, if possible, decided by this Committee.

        23.08 In the event of any disputes, claims or questions regarding the rights and obligations of the parties hereto under the terms of this Agreement and Lease which have not or cannot be
        ` settled by the Operating Committee or the Policy Committee or otherwise between the parties, all such disputes, claims or questions regarding the rights and obligations of the parties hereto under the terms of this Agreement and Lease shall be settled by arbitration at the option of either party, in accordance with the Arbitration Rules of the American Arbitration Association, but nevertheless, subject to the following provisions:

                (a) In the event of any such disputes, either party may make a demand for arbitration by filing such demand in writing with the other party. The demand shall be made within thirty (30) days after a dispute first arises, or within thirty (30) days after notice is given under this paragraph, whichever is the latter.

                (b) If the parties agree on his election, there shall be one arbitrator. If no agreement is reached within fourteen (14) days after demand for arbitration, the arbitrator shall be selected by the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties. No one shall act as an arbitrator who is in any way financially interested in this Agreement and Lease or in the business affairs of either of the parties or their subsidiaries.

                (c) Should either party refuse or neglect to furnish the arbitrator with any necessary papers or information, the arbitrator is empowered by both parties to proceed ex parte. The decision of the arbitrator shall be a condition precedent to any right of legal action that either party may have against the other.

                (d) The arbitrator is authorized to award to the party whose contention is upheld such sums as he deems proper for the time, expense, and trouble incident to the appeal, and, if the appeal was taken without reasonable cause, damages for delay. The arbitrator shall fix his own compensation, unless otherwise agreed on, and shall assess the cost and charges of the arbitration on either or both parties.

                (e) The business conducted under this Agreement and Lease shall not be interrupted or delayed during any arbitration proceeding, except on written agreement by both parties.

        23.09 The parties recognize that either of them may be involved in labor disputes which could have an adverse effect on the business operations of the other. In order to minimize this risk, each party shall keep the other fully and continuously informed in a timely manner of any facts or events which could lead to a labor dispute which might interfere with the business operations of the other. Without limitation upon the generality of the foregoing, each party shall give the other written notice of any grievance proceeding under any applicable collective bargaining agreement involving any matter which might adversely affect the other party; the party receiving the notice shall have the right to participate directly in any such grievance proceeding to the extent reasonably necessary to protect its own interest.

        23.10 In the event that Lessee's operations are interfered with in any substantial manner as a result of a labor dispute of Lessor's which does not involve Lessee in any significant way, Lessee's rent shall be abated for such period of time and in such amount as will fairly reflect the decreased use by Lessee of the Leased Premises and Leased Equipment as a result of such interference.

        23.11 In the event that Lessee's operations are interfered with in any substantial manner as a result of a labor dispute of Lessee which does not involve Lessor in any significant way, Lessee's rent shall not abate.

        23.12 It is the mutual intent and purpose of the parties that in case Lessee should desire any services or accommodations not provided for herein which are reasonably necessary in connection with the operations conducted by Lessee on the Leased Premises, Lessor will negotiate with Lessee in good faith in respect to the same being furnished on the basis of a reasonable charge being made therefor.

        23.13 Lessee may designate independent public accountants who shall have right of access to such records and accounts of Lessor as may be necessary to enable such accountants to audit related expenses of Lessor and to verify the correctness of charges made to Lessee based upon such expenses, so far as the same relate to any provision of this Agreement and Lease under which charges are to be made by Lessor to Lessee according to costs and expenses of Lessor. In the event of any such audit, said independent public accountants shall not make any disclosures to Lessee as to information obtained from the examination of Lessor's accounts and records, save and except disclosures relating directly to the verification of the correctness of charges made by Lessor to Lessee hereunder, and said accountants shall not disclose to any third persons any of the information obtained by them from the examination of such accounts and records of Lessor.

        23.14 The Rules and Regulations in regard to the Commerce Plant, hereto annexed as Exhibit "H", shall be considered a part of this Agreement and Lease. Said Rules and Regulations shall be subject to modification from time to time by action of the Policy Committee. Lessee covenants and agrees that said Rules and Regulations, as amended from time to time by the Policy Committee, shall be faithfully observed by it and its agents, servants, employees and invitees.

        23.15 This Agreement and Lease has been entered into and will be performed within the County of Los Angeles, State of California, and shall be construed and enforced under the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Lease to be executed as of the day and year hereinabove first written.

                                        "Lessor"

                                        JACK AND TILLIE MARANTZ

                                             /s/ JACK MARANTZ
                                        --------------------------
                                                 JACK MARANTZ

                                            /s/ TILLIE MARANTZ
                                        ---------------------------
                                                TILLIE MARANTZ


                                        "Lessee"

                                        DREYER'S GRAND ICE CREAM, INC.

                                        By  /s/ THOMAS GARY ROGERS, CHAIRMAN
                                           ----------------------------------

                                        By     /s/ EDMUND JOHN THOMASON
                                           ----------------------------------

(Individual)

STATE OF CALIFORNIA       )
                          ) SS.
COUNTY OF LOS ANGELES     )
          -----------
On  January 27, 1982  before me, the undersigned, a Notary Public in and for
   -------------------
said State, personally appeared     Jack Marantz, Tillie Marantz,
                                ---------------------------------------------
        Thomas Gary Rogers and Edmund John Thomason
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                                                   known to me
------------------------------------------------------------------

to be the person s    whose name s are       subscribed
                 ----            ------------
in the within instrument and acknowledged that  they
                                               -------
executed the same.
                                          -------------------------------------
WITNESS my hand and official seal.                    OFFICIAL SEAL
                                                       M. M. MORRIS
Signature       M. M. MORRIS              [SEAL]  NOTARY PUBLIC  CALIFORNIA
         ------------------------------
                M. M. Morris                         LOS ANGELES COUNTY

---------------------------------------        My comm. expires MAY 4, 1982
             Name (Typed or Printed)       ------------------------------------

                   INDEX TO EXHIBITS - MARANTZ/DREYER LEASE


        Exhibit "1"     --      Plan of Freezer Storage and Loading Dock Area

        Exhibit "2"     --      Truck Parking with Hookups and Parking/Loading

        Exhibit "3"     --      Truck Parking (Delivery Trucks)

        Exhibit "4"     --      Office Space Second Floor Areas

        Exhibit "5"     --      Dry Storage/Warehousing Areas

        Exhibit "6"     --      Basement Areas

        Exhibit "7"     --      Employee Parking Areas

        Exhibit "8"     --      Locker, Parts Storage and Plant Offices

        Exhibit "9"     --      Manufacturing/Processing Areas

        Exhibit "10"    --      (Leased) Equipment and Machinery

        Exhibit "11"    --      Rules and Regulations

                          AGREEMENT AND LEASE
                               EXHIBIT 1

                             [Floor Plan]

                          AGREEMENT AND LEASE
                               EXHIBIT "2"

                              [Floor Plan]

                         AGREEMENT AND LEASE
                              EXHIBIT "3"

                             [Floor Plan]

                         AGREEMENT AND LEASE
                              EXHIBIT "4"

                             [Floor Plan]

                          AGREEMENT AND LEASE
                              EXHIBIT "5"

                             [Floor Plan]

                          [FLOOR PLAN]

                          COMMON BASEMENT AREA
                              EXHIBIT "6"

                             [Floor Plan]

                         AGREEMENT AND LEASE
                             EXHIBIT "7"


                       EMPLOYEES PARKING AREA
                        CITY OF COMMERCE CAL.
                     20 OF 327 SPACES UNASSIGNED

                             [Diagram]

                          AGREEMENT AND LEASE
                              EXHIBIT "8"

                             [Floor Plan]

                          AGREEMENT AND LEASE
                              EXHIBIT "9"

                             [Floor Plan]

                  LIST OF EQUIPMENT IN ICE CREAM DEPARTMENT
                  (EXCLUDING EQUIPMENT IN THE CULTURE ROOM)
                          THE GREER FREEZING TUNNEL


 2 - Cherry Burrell 3 compartment mix tanks. Model number & serial number unknown

 8 - Tri Clover 2 HP 3495 RPM pumps.

 5 - Strahman wall mount hose stations.

 1 - Cherry Burrell VAM5375R 3 compartment mix tank.

 1 - Straham floor mount hose station.

17 - Assorted stainless steel parts tables.

21 - Folding ice cream carts.

 2 - Groen kettles mfg. number 14763 with lighting mixers.

 1 - Crepaco fruit feeder. s/n 1685.

 1 - Cherry Burrell ice cream freezer. s/n 5092.

 1 - Lanco 50 gallon vat s/n unknown.

 1 - Cherry Burrell Model 403 ice cream freezer #4757.
     (Dasher and assembly missing)

 1 - Tri Clover pump #5194.

 1 - Tri Clover pump #5335 - CIP pump.

 1 - Tri Clover pump s/n C5193.

 1 - Stainless steel four compartment tank, 600 gallons per compartment.

 1 - Howard 3500 gallon tank. s/n unknown. Marked #48 Plate missing.

 1 - Tri Clover CIP system with control panel.

 1 - Lot - Stainless steel pipe, fittings & valves as located throughout plant.

 1 - Lot - Electrical controls for above mentioned equipment.

 1 - Lot - Instruction manuals for above mentioned equipment.

 1 - Lot - Spare parts for above mentioned equipment.

 1 - Lot - Tools & changeover parts for above mentioned equipment.



                                   "WHERE IS, AS IS" ESTIMATED VALUE $

                                 [LETTERHEAD]

January 6, 1982

Mr. Jack Marantz
T. J. Investments
5743 E. Smithway Street
City of Commerce, CA 90040

Dear Jack:

We have received your draft lease and will respond with out comments shortly. We are also proceeding very well with our engineering study for our ice cream operation in the Smithway facility. Listed below are our requirements for refrigeration, air and steam which the landlord is responsible to supply from the central service center. If you or your engineers want to review our requirements for these services, please call Dreyer's Chief Engineer, Mr. Bob Towle at 415/655-8187.

Ammonia Refrigeration
---------------------
        400 Tons lowside
        575 Tons highside @ 15" suction

Tower Water
----------
        110 Gallons per minute
        90 Degrees F Water in 80 Degrees F water out @ 68 Degrees wet bulb

Air Requirement
---------------
        440 CFM @ 100 PSI

Steam Requirement
-----------------
        30 HP @ 15 PSI

Electrical
----------
        Three - 800 amp 460 volt services
        This is available in the motor control center for the ice cream plant.

The above information should provide you with the necessary information to plan what equipment has to be installed, modified or made serviceable to supply the requirements for our ice cream plant.

Mr. Jack Marantz
Page Two
January 6, 1982

We understand that your processing equipment is provided on an "as is" basis. However, listed below are items related to the building that will require maintenance, repairs and/or replacement by the landlord prior to acceptance of facility by us under the lease.

PRODUCTION ROOM

1. Approximately 50 percent of the fluorescent light fixtures appear to be inoperable and many of the plastic covers on the light fixtures are discolored or broken. All of the light fixtures are to be made operational and to have approved plastic coverings as required by the State and Federal agencies.

2. Several of the special hose stations have had parts removed and are inoperable. All hose stations are to be made operational.

3. The forced air system was not working and the condition of the system could not be determined during our plant inspection. The system is to be serviced and made operational.

TANK AND CIP ROOM

1.      Lights in this area are to be serviced as covered above.

2. There are several ammonia lines in this room that are badly rusted and are a potential danger. Replacement of these lines is required.

FACTORY KITCHEN ROOM

1. The stainless steel sink is leaking and causing the tile floor to be stained and there is deterioration of the grout. Repairs are required for the sink and the floor.

FREEZER AND LOADOUT AREA

There are major problems with the main storage freezer.

1. The anteroom from the production room to the freezer has large areas of wall with exposed chicken wire as a result of the plaster breaking up and coming off the walls. The anteroom will require new plaster or other suitable wall covering. The light in the anteroom was not working.

2. The main storage freezer room will require extensive work to replace and/or repair approximately 20 percent of the ceiling insulation that has either fallen down or is sagging. The ceiling area parallel to the production

Mr. Jack Marantz
Page Three
January 6, 1982

        room is currently being held up with storage racks and 2" X 12"'s. The ceiling areas in front of several blowers have exposed insulation and sections that are hanging down. The insulation shows evidence of being loaded with ice. The amount of ice in the ceiling area would indicate that there has been severe deterioration of the vapor barrier. It will be necessary to make all the necessary repairs to the insulation in the freezer.

3. The four (4) freezer doors between the main freezer room and the loading dock are either missing or non-operational. Two (2) doorways should be closed permanently and two (2) new electric doors should be installed on the outside wall of the freezer (on the loading dock side).

4.      The four (4) loadout doors all will require new door seals.

5. The existing electric door from the loading dock to the outside dock is not equipped with a safety assembly and cannot be legally operated. This door has to be corrected or replaced with an acceptable door.

6. The storage racks in the freezer are in fair condition. There is forklift damage to many upright supports and in several areas the bolts that hold the support legs to the floor have been sheared off.

YARD, TRUCK PARKING AND DRIVEWAY

1. The common area driveway is in bad condition and in need of major work. This area should be paved with black top.

DRY STORAGE AREA

1. The dry storage area was represented to use as having a common work area (aisle) between the storage area and the Foremost storage area. The elimination of the common aisle would greatly reduce the effective use of the dry storage area and is unacceptable.

OFFICE AREA

1.      No time was spent on surveying the proposed office area.

BASEMENT AREA

1. The basement area under the ice cream production room is in sound condition except for the leaking sanitary sewer and storm drain. The odors from the sewers can be detected

Mr. Jack Marantz
Page Four
January 6, 1982



    in the production room. Corrective work will have to be taken on the sewer lines to correct this unsanitary condition.

2. The 300 ton amonia cycle center is in very poor condition. The insulation is either missing or ineffective. This unit should be completely reinsulated. Some of the ammonia lines are badly rusted and pitted and should be replaced. The condition of the tanks could not be determined at this time.

The above covers the major aeas of work that the landlord is responsible to provide prior to our accepting the leased facility.

Should there be any questions on the above, plese give me a call.

Sincerely,

DREYER'S GRAND ICE CREAM, INC.



JOHN THOMASON
Vice President

JT:cck

cc:  Gary Rogers
     Bob Towle

                                 EXHIBIT "11"

                            RULES AND REGULATIONS
                            ---------------------


                1. The entrances, corridors, stairways and elevators shall not be used by Tenant, its agents, servants, employees, or invitees for purposes other than ingress and egress to the premises leased by Tenant.

                2. Tenant shall cause its agents, servants, employees, or invitees to wear, at all times during their presence on the leased premises or the building or improvements in which they are located in the common areas adjacent thereto, security badges of the type and style currently utilized by Landlord with respect to its agents, servants, employees, or invitees on the premises.


                3. Tenant shall cause its agents, servants, employees, or invitees to comply with the reasonable requests of security personnel furnished by Landlord pursuant to the provisions of paragraph 11.03 of the Agreement and Lease.

                       AMENDMENT TO AGREEMENT AND LEASE

        THIS AMENDMENT TO AGREEMENT AND LEASE is made effective as of January 27, 1982, between JACK and TILLIE MARANTZ ("Lessor"), and DREYER'S GRAND ICE CREAM, INC. ("Lessee"), in reference to the following facts:

        (A) The parties hereto have heretofore executed an Agreement and Lease dated as of January 1, 1982 (the "Agreement") under which Lessor has leased to Lessee certain portions of the Commerce Plant.

        (B) The parties hereto now desire to amend the Agreement in the particulars hereinafter set forth, effective on January 27, 1982.

        NOW, THEREFORE, IT IS AGREED:

        1.      A New Article XXIV is hereby added to the Agreement as follows:

                "24.01 Lessee subleases, but without warranty or recourse of any kind, to Lessor on a month-to-month basis the following portions of the leased premises:

                1. 12,000 square feet of the ice cream freezer box constituting the entire freezer box and loading areas as outlined in blue on Exhibit "1" hereto annexed and made a part hereof;

                2. 8,000 square feet of the loading yard area in front of the holding box (but not to inhibit Lessee's loading and unloading operation in the event they produce ice cream novelties) as outlined in blue on Exhibit "1" hereto annexed and made a part hereof; and

                3. 18 truck parking hookups as outlined in red on Exhibit "3" hereto annexed and made a part hereof.

                24.02 Lessee shall give Lessor sixty (60) days advanced notice in writing to vacate any portion of the subleased premises.

                24.03 The sublease provided for by paragraph 24.01 shall terminate when the minimum monthly rental paid by Lessee to Lessor pursuant to paragraph 5.01 shall reach $31,500."

        2. A new paragraph 5.05 is hereby added to the Agreement as follows:

                "5.05 Notwithstanding the provisions of paragraph 5.01, until such time as, pursuant to the provisions of this paragraph, the minimum monthly rental payable by Lessee to Lessor shall be $31,500 or more, Lessee shall pay to Lessor rental for the Leased Premises and Leased Equipment as follows:

                (a) For the period to December 31, 1982, no rent shall be paid other than those amounts specified as additional rent in paragraph 5.03, and the Articles of the Agreement and Lease referred to in said paragraph; provided, however, that:

                        (1) In the event Lessee produces ice cream novelties only prior to December 31, 1982, it will have the use of the small holding storage box in the main production floor or like square feet in the 12,000 square foot holding box and ingress and egress to the loading dock as outlined in red on Exhibit "1". This will not trigger any higher rent. However, if extra ice cream novelties are stored in the main storage freezer, a charge of $.90 a square foot per month will be made for any space so utilized over the smaller holding box.

                        (2) In the event Lessee during said period commences its packaged ice cream production operation excluding ice cream novelties or in the event Lessee transfers its Los Angeles distribution operations to the Commerce Plant, whichever occurs first, Lessee shall pay to Lessor the sum of $11,680 per month and Lessor shall release to Lessee all of the portions of the Commerce Plant subleased pursuant to
                                Article XXIV to Lessor save and except 6,000 square feet of the ice cream freezer box and loading area and one butter loading and unloading bay in the loading area as outlined in blue on Exhibit "1" hereto.

                (b) For the period of the second through fifth years of the term hereof, Lessee shall pay to Lessor the sum of $20,180 per month; provided, however that in the event Lessee requests the use of the remaining 6,000 square feet of the holding storage box portion of the Commerce Plant subleased to Lessor pursuant to the provisions of
                        Article XXIV, Lessor shall release said remaining portions to Lessee and Lessee shall pay Lessor the sum of $31,500 per month as minimum rent."

        3. A new paragraph 5.06 is hereby added to the Agreement as follows:

                "5.06 At such time as the minimum monthly rental payable by Lessee to Lessor shall first be equal to or greater than $31,500 or upon renewal of the lease term pursuant to paragraph 5.02, the provisions of paragraph
                5.05 shall become null and void and the monthly rental payable by Lessee to Lessor shall thereafter be governed by the provisions of paragraph 5.01."

        4. A new paragraph 5.07 is hereby added to the Agreement as follows:

                "5.07   Until December 31, 1982 or until the Los Angeles
                distribution operation is transferred or packaged production commences in the ice cream department, the following applies during the ice cream novelty production: Were the Lessee to request use of the Lessor's space for employees parking, office, executive parking, truck hook-up and parking, it will be available at the following monthly rent. Offices at $750.00, executive parking at $30.00 per car, employee parking at $20.00 per car, truck hook-up and parking at $60.00 including power per truck."

        5. A new paragraph 23.16 is hereby added to the Agreement as follows:

                "23.16 Lessor will cooperate with Lessee to provide at a reasonable cost or additional rent the following alterations which must conform with the existing lease and options:

                A.      Gas and diesel tanks and pumps;

                B. Separate changing and break room facilities for Lessee employees;

                C.      A truck repair garage;

                D.      Raw material receiving facilities; and

                E.      Water cooling tower."

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Agreement and Lease to be executed as of the day and year hereinabove first written.

                                         "Lessor"

                                         JACK AND TILLIE MARANTZ

                                                    JACK MARANTZ
                                         ----------------------------------
                                                    JACK MARANTZ

                                                   TILLIE MARANTZ
                                         ----------------------------------
                                                   TILLIE MARANTZ

                                         "Lessee"

                                         DREYER'S GRAND ICE CREAM, INC.

                                         By  THOMAS GARY ROGERS, CHAIRMAN
                                            --------------------------------

                                         By      EDMUND JOHN THOMASON
                                            --------------------------------

                       AMENDMENT TO AGREEMENT AND LEASE
                                 EXHIBIT "1"

                                [FLOOR PLAN]

                   SECOND AMENDMENT TO AGREEMENT AND LEASE


        This Second Amendment to Agreement and Lease is executed as of July 16, 1982, between Jack and Tillie Marantz ("Lessor") and Dreyer's Grand Ice
Cream, Inc., a California corporation ("Lessee").

        1.      Recitals of Fact.  Lessor and Lessee are parties to an Agreement
                ----------------
and Lease dated as of January 1, 1982 and an Amendment to Agreement and Lease dated as of January 27, 1982 (together, the "Lease") relating to certain premises (the "Leased Premises") in Commerce, California.

        2.      Amendments.  In consideration of the agreements of the parties
                ----------
herein, the Lease is amended as follows:

                a.      Description of Leased Premises.  The description of the
                        ------------------------------
Leased Premises is amended to add the space outlined in blue and designated "Mezzanine Area" and "Dressing Room" on Exhibit 21, attached hereto and by this reference incorporated herein.

                b.      Rent.  In addition to all other rental payable under
                        ----
the Lease, Lessee shall pay $2,500 per month with respect to the Mezzanine Area and $66.00 per month with respect to the Dressing Room commencing July 1, 1982.

                c.      Special Termination Right.  In addition to any other
                        -------------------------
rights which Lessee may have under the Lease, Lessee shall have the right, at any time upon six months notice to Lessor, to terminate the Lease, as it relates to the Mezzanine Area. Upon such termination, rental payable under the Lease shall be reduced by $2,500 per month, with appropriate prorations for any partial months.

                d.  Leasehold Improvements.  Lessee shall be responsible, at
                    ----------------------
its cost, for the design and installation of any leasehold improvements deemed by it necessary or desirable for its use of the Mezzanine Area and the Dressing Room.

                e.  Screw Compressor.  Lessor agrees to install in the basement
                    ----------------
of the building in which the Leased Premises are located a screw compressor meeting (and approved by Lessee as meeting prior to installation) Lessee's specifications set forth in Exhibit 22 attached hereto and by this reference incorporated herein. Such screw compressor shall be exclusively dedicated to use by or for the benefit of Lessee. Upon installation of such a screw compressor, Lessee agrees to loan Lessor the lesser of $100,000 or the actual cost of purchase and installation. Such loan shall be evidenced by a promissory note in substantially the form of Exhibit 23, attached hereto and by this reference incorporated herein, and shall be secured under a Security Agreement in substantially the form of Exhibit 24, attached hereto and by this reference incorporated herein. The parties understand and agree that Lessee shall be entitled to offset all sums owing but unpaid to it under the Note and Security Agreement against any sums owing to Lessor under the Lease, as amended hereby.

        3.  Miscellaneous.  Except as expressly set forth herein, the Lease
            -------------
shall remain in full force and effect without modification.

        Executed the day and year first above written at Commerce, California.

                                                 /s/ JACK MARANTZ
                                        -------------------------------------
                                                     Jack Marantz

                                                 /s/ TILLIE MARANTZ
                                        -------------------------------------
                                                     Tillie Marantz

                                        DREYER'S GRAND ICE CREAM, INC.

                                        By      /s/ PAUL R. WOODLAND
                                           ----------------------------------

                               INSTALLMENT NOTE

July 16th, 1982                                           Commerce, California

        For value received, Jack Marantz and Tillie Marantz ("Maker"), promise to pay to the order of Dreyer's Grand Ice Cream, Inc. at 5929 College Avenue, Oakland, California 94618, its successors and assigns, herein referred to as holder ("Holder"), the sum of One Hundred Thousand Dollars ($100,000), together with interest at twelve percent (12%) per annum, in installments as follows:

        The sum of Two Thousand Five Hundred Dollars ($2,500) per month, principal and interest included, payable on the first day of each calendar month beginning July 1, 1982, until the entire sum of principal and interest owing hereunder is paid.

        1.      Incorporation of Terms of Security Agreement.  This Note is
                --------------------------------------------
secured by a continuing security interest in the Collateral described in a Security Agreement of even date herewith ("Security Agreement") executed by Maker in favor of Holder. The terms of that Security Agreement are hereby incorporated by reference herein. On default under the Security Agreement or under this Note, Holder may exercise any of the remedies granted by the Security Agreement or given to a secured party under the California Uniform Commercial Code.

        2.      Acceleration of Maturity.  In the event of any default in the
                ------------------------
payment of any sum when due hereunder or upon the occurrence of any Event of Default under the Security Agreement, Holder may without notice or demand declare the entire principal sum and interest accrued then unpaid immediately due and payble.

        3.      Attorneys' Fees.  If suit is commenced on this Note, Maker
                ---------------
shall pay to Holder a reasonable attorneys' fee.

        4.      Waiver of Rights by Maker.  Maker hereby waives (1)
                -------------------------
presentment, demand, protest, notice of dishonor and/or protest and notice of non-payment; (2) the right, if any, to the benefit of, or to direct the application of, any security hypothecated to Holder until all indebtedness of Maker to Holder, however arising shall have been paid; and (3) the right to require the Holder to proceed against any other party to this Note, if additional parties have been added hereto, or to pursue any other remedy in Holder's power. Holder may proceed against Maker directly and independently of any other party to this Note, and the cessation of the liability of any other party for any reason other than full payment, or any revision, renewal, extension, forebearance, change of rate of interest, or acceptance, release or substitution of security or impairment or suspension of Holder's remedies or rights against any such other party, shall not in anywise affect the liability of Maker.

                                                /s/  JACK MARANTZ
                                                ------------------------------
                                                Jack Marantz


                                                /s/  TILLIE MARANTZ
                                                ------------------------------
                                                Tillie Marantz

                              SECURITY AGREEMENT

        Jack Marantz and Tille Marantz ("Debtor") and Dreyer's Grand Ice Cream, Inc. ("Secured Party") agree as follows:

        1. In consideration of the loan in the amount of $100,000 ("Loan") made by Secured Party to Debtor, as evidenced by an Installment Note of even date herewith (the "Note") and to secure the payment of the Loan and performance of the Note, Debtor hereby pledges and grants to Secured Party a security interest in the following described property ("Collateral"): One screw compressor more particularly described in Exhibit A attached hereto; and all additions and accessions to, and any property used in place of or in substitution for any of the property described above.

        Debtor is the absolute owner of the Collateral and has authority to pledge, transfer, and deliver any interest therein. The Collateral is free of any encumbrance or claim except the security interest herein granted to Secured Party, and Debtor, at his own expense, will keep it free of any other encumbrance or claim and defend it against all claims and demands of any person at any time claiming any interest in it adverse to Secured Party.

        On demand, Debtor will execute and deliver to Secured Party such financing statements and other papers, and do all acts, as in the judgment of Secured Party may be necessary or appropriate to establish and maintain a valid and prior security interest in the Collateral. On Debtor's failure to do so, Secured Party may sign any financing statement or other document on behalf of Debtor. Debtor will pay all costs of any filings of financing statements or other papers.

        Debtor will provide Secured Party with such information concerning the Collateral as Secured Party may request.

        Secured Party will not be responsible for depreciation in value of the Collateral or have any duty to take steps to preserve rights against prior parties, Secured Party's sole duty being to use reasonable care in the custody and physical preservation of any Collateral at any time in Secured Party's possession.

        Debtor will pay when due all taxes and assessments and will discharge any liens on the collateral or its use. If Debtor fails to do so, Secured Party may at its option pay or discharge the same, and Debtor will reimburse Secured Party on demand for any payment with interest at the rate of thirteen percent (13%) per annum from date of payment.

        Debtor waives demand, notice, protest and all demands and notices of any action taken by Secured Party under this Agreement or in connection with the Collateral except as otherwise required by this Agreement, and Debtor consents to any indulgence granted by Secured Party to others, if any, and to any substitution for, exchange of, addition to, or release of the Collateral, in whole or in part, or release of any other party, if any, liable on the Collateral. Debtor releases Secured Party from any and all claims for depreciation, loss or damage to the Collateral caused by any act or omission (except wilful misconduct) on the part of Secured Party, its officers, agents, and employees.

        2. Debtor will be in default on the happening of any of the following events or conditions (hereafter called an "Event of Default"):

                a. Failure to make payment when due under the Note, or failure to perform any of the agreements or provisions contained or referred to in this Agreement, in any other agreement executed with reference to this Security Agreement, or any instrument evidencing any of Debtor's obligations to Secured Party, except where Secured Party is in default of second amendment to Agreement and Lease.

                b. Filing of suit in connection with any levy on or seizure or attachment of the Collateral.

                c. Debtor's insolvency, the calling of any meetings of or the assignment for the benefit of creditors by Debtor, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Debtor.

        3. On occurrence of an Event of Default, Secured Party shall have the following remedies:

                a. After deducting all costs and expenses of every kind incurred in, or incidental to, the retaking, holding, advertising, preparing for sale, or the selling, leasing, or otherwise disposing of the Collateral, including, without limitation attorneys' fees, legal expenses and cost of any repair considered necessary by Secured Party, all of which costs and expenses Debtor agrees to pay, Secured Party may apply the net proceeds of any sale, lease, or other disposition of the Collateral to payment of the sums secured hereunder. Only after full payment of the loan and any other payments Secured Party may be required by law to make, need Secured Party account to Debtor for any surplus.

                b. Whenever an attorney is employed to collect any obligation or to enforce any right of Secured Party against Debtor under this Agreement, whether by suit or other means, Debtor agrees to pay reasonable attorneys' fees in connection therewith. Debtor also agrees to pay reasonable attorneys' fees for the enforcing against third parties of any other rights of Secured Party pertaining hereto, including collection of the Collateral and defending against any claim pertaining to the Collateral.

        4. No act, delay, omission, or course of dealing between Debtor and Secured Party shall be a waiver of any of Secured Party's rights or remedies under this Agreement, and no waiver, change, modification, or discharge in whole or in part of this Agreement or of any obligation will be effective unless in writing signed by Secured Party. A waiver by Secured Party of any rights or remedies under the terms of this Agreement or with respect to any obligation on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion. All rights and remedies of Secured Party hereunder are cumulative any may be exercised singly or concurrently, and the exercise of any one or more of them will not be a waiver of any other.

        5. Secured Party shall give Debtor notice of the time and place of public sale of the Collateral or of the time after which any private sale or other intended disposition is to be made by sending notice, as provided below, at least five (5) days before the sale or disposition.

        6. Any notice to Secured Party will be effective only on its receipt by Secured Party. Any requirement for the giving of notice to Debtor will be satisfied by mailing the notice, postage prepaid, to Debtor's last known address appearing on Secured Party's records.

        7. All rights and remedies of Secured Party shall inure to the benefit of its successors and assigns, and Debtor may not assert against any assignee any claims or defenses which he may have against Secured Party, except those granted by this Agreement.

        8. As used in this Agreement, "Debtor" includes Debtor's heirs, executors, administrators, representatives and trustees.

         9. If any provision of this Agreement is invalid or unenforceable under any law, such provision is and will be totally ineffective to that extent, but the remaining provisions will be unaffected.

        10. This Agreement shall be interpreted in accordance with the laws of the State of California in force at the date of this Agreement.

        11.  This Agreement will become effective when signed by Debtor.

        Executed this 16th day of July, 1982.


                                                 /s/ JACK MARANTZ
                                        -------------------------------------
                                                     Jack Marantz

                                                 /s/ TILLIE MARANTZ
                                        -------------------------------------
                                                     Tillie Marantz

                                        DREYER'S GRAND ICE CREAM, INC.

                                        By      /s/ PAUL R. WOODLAND
                                           ----------------------------------

                    THIRD AMENDMENT TO AGREEMENT AND LEASE

This Third Amendment to an Agrement and Lease is made effective as of January 1, 1985, between Mrs. Tillie Marantz, DBA T. J. Investments, hereinafter referred to as Lessor, and Dreyer's Grand Ice Cream Inc., a California Corporation, hereinafter referred to as Lessee.

Lessor and Lessee are parties to the Agreement and Lease dated January 1, 1982 with amendments thereto dated January 27, 1982 and July 16, 1982 (collectively "Agreement and Lease") relating to certain portions of Lessor's Commerce Plant located at 5743 East Smithway Street, City of Commerce, California. The portions of the Commerce Plant leased to Lessee by Lessor and described in the Agreement and Lease are hereinafter referred to as the Leased Premises.

The parties hereto now desire to make specific additions and revisions to the Agreement and Lease effective January 1, 1985.

NOW THEREFORE, IT IS AGREED:

        1- Add to Article I, DESCRIPTION OF PREMISES, Paragraph 1.01 (a), the Additional Leased Premises as follows:

               "10- Land area of approximately 3974 sq. ft. located on the south-west corner of the Lessor's property as outlined in red and marked areas 1 & 2 on Exhibit '29' which is hereto annexed and made a part hereof; and

                11- Land area of approximately 12,298 sq. ft. located on the south-east corner of the Lessor's property as outlined in red and marked areas 3, 4 & 5 on exhibit '29'; and

                12- Land area made up of the former parking area for 32 automobiles of approximately 15,642 sq. ft. located directly in front of Lessor's main building. This area as outlined in red and marked areas 6 & 7 on Exhibit '29'; and

                13- Office and hallway area of approximately 1,305 sq. ft. located on the second floor of Lessor's main building as outlined in red on Exhibit '30' hereto annexed and made a part hereof; and

                14- Area of approximately 220 sq. ft. located in Lessor's battery charger room, as outlined in red on Exhibit '31' hereto annexed and made a part hereof; and

                  15- Dry storage area of approximately 2,212 sq. ft. located in Lessor's warehouse, as outlined in red on Exhibit '32' hereto annexed and made a part hereof; and

                  16-   Storage area of approximately 1792 sq. ft.
                        located on the north mezzanine of Lessor's main building as outlined in red on Exhibit '33' hereto annexed and made a part hereof; and

                  17- Parking for 28 automobiles in Lessor's employee parking lot as outlined in red on Exhibit '7' of the Agreement and Lease."

        2- Article V, RENT AND SECURITY DEPOSIT, Paragraph 5.01 shall be amended to read in its entirety as follows:

                "5.01   (a)     Lessee shall pay to Lessor for the Leased
                                Premises and the Leased Equipment a minimum rent in the amount of Thirty-one Thousand Five
                                Hundred Dollars ($31,500) per month, and

                        (b) Lessee shall pay Lessor for the Additional Leased Premises additional monthly as follows:

                                i-      Land area as described on Exhibit
                                        '29' of approximately 31914 sq. ft.,
                                        including 19,022 sq. ft. @ $.125 per
                                        sq. ft. and 12,892 sq. ft. @ $.0776 per
                                        sq. ft., for a total of Three Thousand
                                        Three Hundred Seventy-eight Dollars
                                        ($3,378) per month.

                                ii-     Office, lobby and hallway area
                                        described on Exhibit '30' of
                                        approximately 1305 sq. ft. @ $.69 per
                                        sq. ft. for a total of Nine Hundred
                                        Dollars ($900) per month.

                                iii-    Area in battery charger room as
                                        described on Exhibit '31' of
                                        approximately 220 sq. ft. @ $.45 per
                                        sq. ft. for a total of Ninety-nine
                                        Dollars ($99) per month.

                                iv-     Dry storage area in the warehouse
                                        as described on Exhibit '32' of
                                        approximately 2212 sq. ft. @ $.25 per
                                        sq. ft. for a total of Five Hundred
                                        Fifty-three Dollars ($553) per month.

                                v-      Storage area in north mezzanine as
                                        described on Exhibit '33' of
                                        approximately 1792 sq. ft. @ $.25 per
                                        sq. ft. for a total of Four Hundred
                                        Fifty Dollars ($450) per month.

                                vi-     Parking for 28 cars as described on
                                        Exhibit '7' @ $20.00 per space for a
                                        total of Five Hundred Sixty Dollars
                                        ($560) per month.

                        (c) All of the above rental payments for the Additional Leased Premises are subject to the terms of paragraph 3.05 of the Agreement and Lease; that is the increases for the Additional Leased Premises will occur as specified therein and will be computed on the same percentage ratio as specified in each lease option period."


        3- Maintenance Responsibilities: Lessee shall be responsible for the maintenance and housekeeping of the Additional Leased Premises.

        4-      Property Taxes and Insurance: The Additional Leased
                Premises being added to the Lease, increase the percentage of property taxes and insurance expenses payable by the Lessee. As a result the portion of the real property taxes to be paid by Lessee is increased from 10.5% to 16.29% for land assessments and from 18.76% to 23.11% for improvements assessments. The portion property insurance to be paid by Lessee increases from 18.76% to 23.11%. The Lessee continues to be solely responsible for personal property taxes and insurance for property owned by and used by the Lessee within the Leased Premises and Additional Leased Premises.

        5- Leased Equipment: The list of equipment, belonging to the Lessor, which is being used by the Lessee, as provided for in
                Article II of the Agreement and Lease, appearing in Exhibit "10" of the Agreement and Lease, is hereby deleted and in place thereof, equipment shown in Exhibit "34" is substituted.

        6- Paragraph 10.04 shall be amended to read in its entirety as follows:

                "10.04 The following utilities and services are the responsibility of Lessee and the expense shall be borne by Lessee. Lessee shall pay any increases from the 1981 costs.

                        A- All electric lighting, space heating and air conditioning required by it in the connection with the occupancy and use by Lessee of the office areas which constitutes a portion of the Leased Premises as shown on Exhibit '4' hereto annexed."

        7- Paragraph 11.04 shall be amended to read in its entirety as follows:

                "11.04 Lessor shall maintain on the Commerce Plant in which the Leased Premises and Leased Equipment are located, a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsement, to the extent of at least ninety percent (90%) of the full replacement value thereof, including boiler and machinery and business interruption coverage. The insurance policy shall be issued in the name of Lessee, Lessor and Lessor's lender, as their interests appear. The insurance policies shall provide that any proceeds shall be made payable to the appropriate insured. Lessor shall pay the premium for maintaining said insurance policy. A certificate of such insurance shall be delivered to Lessee upon reasonable request. Lessee shall reimburse Lessor for the cost of maintaining such insurance as follows:

                (1)     The amount of $2,814.00, and

                (2) An amount equal to 23.11% of any increase in the annual premium of such insurance policy over and above the 1984-1985 policy year. Such reimbursement shall be made by Lessee to Lessor each year within ten (10) days after Lessee receives a copy of the premium notice, together with work-papers showing the calculations of Lessee's portion thereof. Lessee shall be obligated to reimburse Lessor for the entire portion of any increase caused by the particular use or activity of Lessee and by improvements constructed by or for the exclusive use or benefit of Lessee. Lessee shall not be obligated to reimburse Lessor for any portion of any increase in the insurance premium caused by particular use or activity of any other tenant in the building in which the Leased Premises are located or caused by improvements constructed by or for the exclusive benefit of any other tenant."

        8- Lessee and Lessor have entered into a separate agreement dated January 18, 1985 under which Lessor has among other things granted to Lessee the right to construct a storage freezer, refrigeration system, electrical system, and industrial waste system upon the areas added in this Third Amendment. This agreement sets down certain terms and conditions that are to be followed during the term hereof. Except that section 11 relating to increased rent, has been covered in this amendment, and is hereby deleted. These terms and conditions are paramount in their application and will prevail in the event of a conflict with the Agreement and Lease and this Third Amendment. This agreement is marked as Exhibit "35" and hereto annexed and made a part of this amendment.


 9- The Additional Leased Premises and the Lessee's new freezer and refrigeration facility shall be subject to the other terms and provisions of the Agreement and Lease.


10- Miscellaneous: Except as expressly set forth herein, the Agreement and Lease with applicable amendments shall remain in full force and effect.



                                              /s/ TILLIE MARANTZ
                                              -------------------------------
                                              Tillie Marantz
                                              Lessor


                                           By  /s/  PAUL R. WOODLAND
                                              -------------------------------
                                              Dreyer's Grand Ice Cream Inc.
                                              Lessee

                   AGREEMENT AND LEASE
                       EXHIBIT "7"

                 EMPLOYEES PARKING AREA
                  CITY OF COMMERCE CAL.
               20 OF 327 SPACES UNASSIGNED

                         [Diagram]

                            EXHIBIT 29

                            [Diagram]

                           EXHIBIT 30

                          [Floor Plan]

                          EXHIBIT 31

                         [Floor Plan]

                            EXHIBIT 32

                       [Warehouse Floor Plan]

                  [Rear Mezzanine Floor Plan]

                                 EXHIBIT #34



  EQUIPMENT IN DREYER'S LEASED AREA, OWNED BY LESSOR AND LEASED BY DREYER'S



        5 - Strahman wall mount hose stations.

        1 - Strahman floor mount hose station.

        4 - Assorted stainless steel parts tables.

        2 - Groen kettles # 14763 with lighting mixers.

        1 - Crepaco fruit feeder s/n 1685.

        1 - Cherry Burrell ice cream freezer s/n 5092.

        1 - Howard 3500 gallon tank #48.

        1 - Greer hardening tunnel.

        1 - Lot stainless steel pipes, fittings and valves located throughout leased area.

                                  AGREEMENT

        This Agreement is executed as of this 31 day of May, 1988 between TILLIE MARANTZ, as trustee of the Tillie Marantz Revocable Trust, doing business at T.J. Investments ("Lessor") and DREYER'S GRAND ICE CREAM, INC., a Delaware corporation ("Lessee").

        1. Recitals of Fact. Lessor is the successor to Jack and Tillie Marantz, as Lessor, and Lessee is the successor to Dreyer's Grand Ice Cream, Inc., a California corporation, as Lessee, under an Agreement and Lease dated as of January 1, 1982, as heretofore amended (the "Lease"), relating to certain portions (the "Leased Premises") of a milk and dairy products processing and distribution plant located at 5743 East Smithway Street in the City of Commerce, California (the "Property").

        2.   Agreement.

        (a)  Leased Premises.  The parties hereto agree as follows:

        The following portions of the Leased Premises are relocated as indicated on the following Exhibits to this Agreement and Lessee shall pay to Lessor, as additional monthly minimum rental, the following sums:

                                                 Additional Monthly
Relocation of Existing Space       Exhibit         Minimum Rental
----------------------------       -------       ------------------
Dry goods receiving                 A1                   $.00
(common area)

Garbage compactor                   A2                   $.00

        The following portions of the Property are added to the Leased Premises as indicated on the following Exhibits to this Agreement and Lessee shall pay to Lessor, as additional monthly minimum rental, the following sums in consideration therefor:

Page 1 - AGREEMENT

                                                                Additional Monthly
  Additional Space                      Exhibit                   Minimum Rental
  ----------------                      -------                 ------------------
As many executive auto
spaces as are reasonably
required by Lessee and
reasonably acceptable to
Lessor                                    N/A                   $   40.00 (per space)

Mezzanine                               Exhibit C               $     .15 per sq. ft.
Approx. 1600 sq. ft.                                            $  240.00
(160' x 10')

Dry storage:
  Approx. 2165 sq. ft.,
    21' high space                      Exhibit A3              $     .32 per sq. ft.
                                                                $  692.80
  2937 sq. ft. (currently
    month-to-month rental)              Exhibit A4              $     .28 per sq. ft.
                                                                $  822.36

Challenge offices                       Exhibit A5              $     .75 per sq. ft.
  960 sq. ft.                                                   $  720.00

Production space:                       Exhibit B               $     .50 per sq. ft.
  6512 sq. ft.                                 (A6)             $3,256.00
                                                                 (See subsection (e)
                                                                  for partial
                                                                  abatement)

6 Truck Parking Spaces                  Exhibit A7              $   50.00 (per space)
  (10 feet wide)                                                $  300.00
  (previously Challenge
   spaces adjacent to
   Dreyer's existing parking)

2 Truck Parking Spaces                  Exhibit A8              $    0.00 (per space)
  (10 feet wide)

Up to 24 additional truck                  N/A                  $   70.00 (per space)
parking spaces when Dreyer's                                              (no space to
constructs warehouse as                                                    exceed 13
reasonably agreed between                                                  feet by 35
Lessor and Lessee                                                          feet per
                                                                           space)

        New rent for the dry storage area and executive parking space shall begin on the date of occupancy. New rent for the Challenge offices shall commence as of April 1, 1988. New rent for the six Challenge truck parking spaces shall commence as of May 1, 1988. New rent for the mezzanine space will commence upon execution of this Agreement. Lessor and Lessee shall execute a

Page 2 - AGREEMENT
memorandum acknowledging the commencement date(s) of the new rent. Lessor agrees to remove the existing concrete curb in the Mezzanine space as soon as reasonably possible following execution of this Agreement.

        (b) Lessor's Use of Compactor. Lessee agrees that Lessor may use the above-mentioned garbage compactor to dispose of trash from Lessor's existing office in the Property, provided that Lessor shall assume full responsibility for, and shall indemnify Lessee against, any losses, claims or damage arising from Lessor's use of such compactor.

        (c) Approval of Construction. Subject to Lessee's compliance with applicable law, Lessor hereby approves Lessee's construction of a warehouse area within the Leased Premises (Exhibit A9) and renovation of certain portions of the Leased Premises (in accordance with plans for approximately 18,000 square feet previously submitted by Lessee to Lessor and pre-approved by Lessor). Lessee shall indemnify Lessor and hold Lessor harmless from any damage to the Property resulting from the construction on, and renovation of, the certain portions of the Leased Premises. Lessee shall bear any and all costs associated with such construction and renovation, including any and all governmental permits and licenses, and Lessee shall pay all increases in expenses associated with such construction and renovation (inclusive of any tax reassessments). That is, to the extent the construction or renovation causes increased taxes or increased insurance premiums to Lessor with respect to the Property or increased costs of services referred to in paragraphs 1.04 or 10.02 of the Lease, Lessee shall pay such increased taxes or costs. Lessee shall similarly bear the cost of any and all new landscaping required for Lessee's improvements including any and all landscaping required by governmental agencies. The aforesaid improvements, upon termination of the Lease, shall become part of the Property and shall thereafter be treated as realty of Lessor, not personally of Lessee. There shall be no adjustments in the minimum monthly rent associated with the relocation or temporary reduction of Common Areas resulting from such construction or renovation. Lessee, at its own expense, shall maintain all insurance required to properly cover all risks of Lessee and Lessor associated with the new construction and the renovation, including public liability and property damage insurance, including product inventory and Lessor shall be named as an additional insured on all such insurance policies.

        (d) Renewal. The Lessee hereby exercises its option to renew the Lease for the second option period commencing January 1, 1992 and ending on December 31, 1996.

        (e) Production Space. Lessee agrees to lease from Lessor approximately 6512 square feet of production space, as marked in Exhibit B ("production space") commencing May 15, 1988. The monthly minimum rental shall be $.50 per each actual square

Page 3 - AGREEMENT
foot. However, Lessor grants Lessee an abatement in the amount of additional monthly minimum rent of $1,256.00 for the first twelve months following May 15, 1988, or until the date Lessee uses the production space (or any portion thereof) for production rather than warehouse space, whichever date is earlier. If lessee uses the production space for other than production, Lessee's right to such use or uses is subject to prior approval of the space for such use by the Fire Marshall. The rent payment for this production space shall commence May 15, 1988. Lessor agrees to replace or repair floor tiles in the production space as needed and to paint or repaint wall surfaces in the production space as needed in compliance with applicable dairy codes within a reasonable time after this Agreement is executed. Anytime after April 15, 1989 Lessee may terminate the lease for the production space upon Ninety (90) days prior to written notice to Lessor. Upon any such termination the terms of subsection
(g) below shall apply to the production space except that the time within which Lessee shall agree to lease the production space shall be reduced from forty-five (45) to fourteen (14) days. Lessee agrees to pay any and all costs of tenant improvements to the production space, and except as provided in this subsection (e), the production space shall be subject to all terms of and become a part of the Lease.

        (f) Maintenance Building/Dock/Refueling Facility Option Space. Lessor grants Lessee the option, during the five (5) years following mutual execution of this Agreement, to rent approximately 4,000 square feet of the Maintenance Building (as marked in Exhibit "A10"), including the fuel dock space ("maintenance building/dock space"). This option includes the southeast (front) portion of the building, including the restroom facilities.

        During the same (5) year period, and provided the maintenance building/dock space option has been or is contemporaneously exercised, Lessee shall have the option to erect/operate a refueling facility adjacent to the South entrance of the relocated truck maintenance facility and the driveway (22 feet by 27 feet, as noted on Exhibit "A11"). Such refueling facility must meet all applicable building/safety/environmental codes. Lessee agrees that Lessor may lease the maintenance building/dock space and/or the refueling facility area to a tenant other than Lessee, or may construct or allow construction of the refueling facility during the period of this option. Lessee further agrees that if any interim lease is in effect at the time Lessee desires to exercise either of these options, Lessee will give Lessor at least six (6) months prior written notice of exercise. If there is no interim lease at the time Lessee exercises either option, Lessee shall give Lessor thirty (30) days prior written notice of exercise. Lessee agrees that in the event Lessor or another tenant constructs the refueling facility, if Lessee grants prior written approval of the plans, specifications and costs of such construction (which approval shall not be unreasonably withheld) Lessee shall, upon exercise

Page 4 - AGREEMENT
of these options, purchase the refueling facility from the Lessor or other lessee with the cost determined by the original construction cost less depreciation. For purposes of this section, it will be assumed that the refueling facility will depreciate on a straight line basis over a 15 year period from the date of first operation. After Lessee has purchased the refueling facility Lessee shall not be obligated to share the facility with Lessor or other tenant of Lessor.

        If Lessee constructs or becomes the owner of the refueling facility Lessee agrees to indemnify, reimburse, defend and hold harmless Lessor, its successors and assigns, from and against any and all liabilities, claims, damages, penalties, losses or charges (including but not limited to costs of investigation, monitoring, legal fees, remedial response, removal, restoration or permanent acquisition) which may be suffered, paid, assessed or incurred as a result of the construction, use and operation of the refueling facility during the term of Lessee's lease of the refueling facility, and including but not limited to any contamination that may be created above, under or around the refueling facility, together with any investigation, monitoring, clean-up, removal, restoration, remedial response or other work undertaken on behalf of Lessor, its successors or assigns.

        Lessee shall have the option of segregating the portion of the Maintenance Building it occupies (approximately 4,000 square feet) and denying access to same by all other tenants. Lessor agrees not to let the balance of the Maintenance Building for uses incompatible with Lessee's use. Lessee shall pay Lessor one-half the then existing rate per square foot (currently $0.50) charged for production space under this Agreement for the area it occupies within the Maintenance Building (initially $0.25 per square foot), and $0.13 per square foot for the external fuel dock area.

        Lessee may alter, modify or renovate the Maintenance Building/
Dock space to best fit its use as a truck maintenance and parts storage facility. The cost of said renovation, alteration and modification shall be borne by the Lessee. Upon exercise of this option, this space shall be subject to all terms of and become a part of the Lease.

        (g) Vacant Space. At such time as Lessor becomes aware that any premises in the Property are or will become available for lease, it shall notify Lessee, specifying the date of availability and size and location of such premises. Lessee shall have forty-five (45) days following receipt of such notice to agree to lease all of the premises included in such notice, except, in the event the available space is warehouse space (dry storage), Lessee may, subject to Lessor's approval, agree to lease any portion thereof so long as the remaining unleased space is reasonably rentable at market rates. Upon such agreement, such premises shall be included in the Leased Premises beginning with the date of availability specified in the notice. Monthly


Page 5 - AGREEMENT
minimum rental shall be increased with respect to this addition to the Leased Premises by the then current fair market value of comparable space. The new space will be subject to all of the terms, covenants and conditions provided in the Agreement and the Lease including the terms of all future renewal periods.

        (h) Other Uses of Property. Lessor agrees to use best efforts to ensure that the use of the Property by other tenants will be reasonably compatible with tenants in the dairy industry business, viz, no business or use which unreasonably interferes with a dairy processing business. In this regard,during the term of the Lease or any extension thereof, Lessor shall give Lessee notice of any prospective tenant for any substantial portion of the Property who is not in a dairy industry or compatible food-oriented business. The notice shall include the name and business of the prospective tenant and the intended use of the portion of the Property by the prospective tenant.

        (i) Lessor's Capital Expenditures. Lessor agrees that all capital expenditures in excess of $1,000 which will result in any billing to Lessee under the Lease must have the prior written approval of the Lessee, which approval will not be unreasonably withheld.

        (j) Option Period. Because of the foregoing changes in the Leased Premises, the fifth through twelfth lines of paragraph 3.05(a) of the Lease (beginning "Second five (5) year option period" and ending "$70,875/month") are amended to read:

        "Second five (5) year option period
                120% of monthly minimum rental applicable in December 1991 Third five (5) year option period
                116.67% of monthly minimum rental applicable in December 1996 Fourth five (5) year option period
                114.286% of monthly minimum rental applicable in December 2001 Fifth five (5) year option period
                112.5% of monthly minimum rental applicable in December 2006"

        (k) Paragraph 10.02 of the Lease. The parties understand and agree that paragraph 10.02 of the Lease is unclear and desire to clarify it as follows: All services and utilities referred to therein as "for the use of Lessee" which can reasonably be separately metered or otherwise segregated to reflect Lessee's actual consumption thereof shall be so metered or segregated and Lessee shall pay such sums as reflect Lessee's actual consumption thereof. Lessee shall pay its proportionate share, calculated by the total rentable area of the Property, of all other such services and utilities referred to in paragraph 10.02.


PAGE 6 - AGREEMENT

        (l) Condition Precedent. Without affecting any other provision of this Agreement, the obligations of Lessee and Lessor under the portions of subparagraph 2(a) relating to Garbage Compactor and subparagraph 2(b) of this Agreement (collectively "Conditional Obligations") are subject to Lessee's receipt of all necessary permits, variances and other government approvals necessary for it to complete the construction and renovation referred to herein. Lessee is not obligated to seek such approvals except at such time as it chooses in its discretion. If, however, Lessee does not diligently seek such approvals within five (5) years of the date hereof and does not use its best efforts to obtain such approvals and commence construction within twelve (12) months of the date of approval, this condition precedent shall be deemed to have failed and the Conditional Obligations shall not be a part of this Agreement.

        (m) Expansion of Engine Room. Subject to Lessee's compliance with applicable law and regulations, Lessor approves Lessee's expansion of Lessee's engine room within the Leased Premises. Expansion will be allowed to extend into the parking spaces south of existing engine room. Such expansion will include required air space for equipment or piping. All costs of expansion including any and all costs of governmental permits and licenses and tax reassessments, shall be borne by Lessee. The indemnification, tax increase and insurance provisions of Paragraph 2(c) of this Agreement are incorporated as if fully set forth herein. Except as set forth in such provisions, such expansion shall not increase the rent payable under the Lease.

        (n) Truck Parking Spaces. The construction and options contemplated by this Agreement may require Lessee to lease from Lessor new spaces for Lessee's existing truck parking spaces, presently located as shown in Exhibit A. Subject to any existing leases and to compliance with applicable law, Lessee shall have the right, at its sole option, to locate any new truck parking spaces along the northwest driveway (A12), then, as necessary, along the common dock directly opposite the relocated truck maintenance facility and finally along the north perimeter fence (as set forth in Exhibit "A13"). Lessor shall be responsible for the relocation of any interim users that may occupy any of the aforementioned areas as necessary to accommodate Lessee's new truck parking spaces. Subject to compliance with applicable law, Lessee may make such physical improvements as are reasonably necessary to create up to twenty-four
(24) new truck parking spaces for its exclusive use, each to measure up to 13 feet wide by 35 feet deep, to have unhindered access to the driveway and to be provided with 240V/30A/3-Phase electrical power hookup for truck refrigeration. Lessee shall be responsible for all costs of providing any physical improvements (including the electrical power hookups). Lessee shall pay Lessor $70.00 additional monthly minimum rent for each new truck parking space. Upon establishment of any such new truck parking spaces, such spaces shall be subject to all terms of and become a part of the Lease.


Page 7 - AGREEMENT

        3. Agreement to Execute Amendment to Lease. The parties agree that upon their agreement as to the location and number of auto and truck spaces to be provided to Lessee under Section 2 hereof, they will execute an Amendment to the Lease, which Amendment shall contain all of the terms of
Section 2 of this Agreement and the location and number of auto and truck spaces to be provided to Lessee as agreed by the parties hereto. The parties agree that this Agreement is effective as of the date hereof and the obligations of the parties hereunder are not contingent on the execution of said Amendment.

        4. Agreement to Restate Lease. The parties agree that promptly following the execution of this Agreement they shall remeasure the Leased Premises and the Property; determine accurate allocations of net rentable space; adjust, if necessary, the present percentage of net rentable space for purposes of assessing common area expenses, taxes, insurance, etc.; and execute a restated and amended lease in the form and substance of the American Industrial Real Estate Association Standard Industrial Lease-Multi-Tenant form
(1981) with such amendments as may be consistent with and appropriate to retain the substance of the Lease.

        5. Parking. Lessee agrees that Lessor, at Lessor's expense, may relocate all Lessee's auto parking spaces onto the main plant site and that upon any relocation there will be 239 parking spaces for the entire Property as required by the City of Commerce. Upon any such relocation, Lessor agrees to use its best efforts to substantially comply with the revised parking plan attached hereto as Exhibit D. Lessor grants Lessee an option for six (6) additional executive parking spaces at such time as the relocation work is complete.

        6. Lessee Provision of Steam. Lessee shall have the right to discontinue use of Lessor provided-and-billed steam utility services, and to provide its own steam utility service. Lessee shall submit a plan to Lessor at least two months prior to such discontinuation and such plan shall, at a minimum, demonstrate that Lessee's proposal is compatible with the plant and will not create a material adverse effect on other tenants of the Property which use or otherwise consume the Lessor-provided steam utility service. Lessee's plan may incorporate a steam utility service with sufficient capacity to accommodate all the plant's steam needs and, upon Lessor's approval of said plan, and upon approval of other affected lessees, Lessee may provide steam to other lessees. The new steam room will occupy existing Leased Premises or such other space, the location of which is mutually agreeable to Lessor and Lessee (with no increase in the monthly minimum rental).

        7. Compressor Location. Subject to availability of space and noninterference with existing equipment and machinery, Lessor hereby approves Lessee's installation of an additional compressor in that portion of the plant that presently is designated and

Page 8 - AGREEMENT
used for Lessor compressors and like machinery and equipment. Lessee agrees to give Lessor's plant engineer sixty (60) days prior written notice of its plans for such installation. Lessor's approval of Lessee's plans shall not be unreasonably withheld. Lessee will have option of installing its own transformer and cooling towers (on the roof) for supply to these compressors. Lessee will be responsible for any and all damages to and/or repairs necessary to the roof that may occur as a result of installation or operation of the transformer and/or cooling towers. The Lessee will incur no additional monthly rent for such addition.

        8. Lessor Approvals. Except as otherwise provided in Section 2(c) herein, Lessee shall submit to Lessor written plans for any construction, renovation, installation or other improvement (hereinafter the "improvements") contemplated by Lessee and authorized by Lessor under the terms of this Agreement. Such plans shall demonstrate compliance with applicable federal, state and local laws and regulations, and shall not interfere with any lease or other agreement between Lessor and another tenant of Lessor's plant. The plans shall be submitted to Lessor within a reasonable time prior to Lessee's commencement of work on the improvement, but in all cases Lessee shall give Lessor at least thirty (30) days prior notice, for the approval and consent of Lessor. Within a reasonable time, but not longer than fourteen (14) days, after receipt of Lessor's plans Lessor shall notify Lessee of the Lessor approval and consent or the Lessor non-approval or non-consent and any objections to the plans, and the reasons therefor. Upon resolution of such objections, if any, to the reasonable satisfaction of Lessor, Lessor shall approve of and consent to the plans. Lessor's approval and consent under this section shall not be unreasonably withheld.

        9. Miscellaneous. Except as expressly set forth herein, the Lease shall remain in full force and effect.



Page 9 - AGREEMENT

        Executed the date above written in Los Angeles, California.

                                     "Lessor"

                                               /s/ TILLIE MARANTZ
                                     -----------------------------------------
                                     TILLIE MARANTZ, as Trustee of the
                                     Tillie Marantz Revocable Trust,
                                     doing business as T.J. Investments

                                     "Lessee"

                                     DREYER'S GRAND ICE CREAM, INC.
                                     a Delaware corporation

                                     By: /s/ WILLIAM R. OLDENBURG
                                        --------------------------------------

                                     Its: Vice President - Operations
                                          ------------------------------------




Page 10 - AGREEMENT

                           EXHIBIT A

                          [FLOOR PLAN]

                           EXHIBIT D

                          [FLOOR PLAN]

                           EXHIBIT B

                          [FLOOR PLAN]

                           EXHIBIT C

                          [FLOOR PLAN]

                              AMENDMENT OF LEASE

        This Amendment of Lease is made this 31 day of March, 1989 between Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Lesee") and Smithway Associates, Inc. a California corporation ("Lessor").

        1. Recitals of Fact. Smithway is the owner of certain premises at 5729 East Smithway Street, City of Commerce, California and the successor Landlord with respect to "Leased Premises" defined under the original master Agreement and Lease dated as of January 1, 1982, (the "Lease") between Tillie Marantz, Jack Marantz and Dreyer's, as amended.

        The Lease has heretofore been amended seven times, the most recent amendment being that certain Agreement dated May 31, 1988 (the "Agreement").

                The parties hereby amend the Lease as set forth hereinafter.

        2.      Amendments.

                (a) Effective April 1, 1989, Lessee shall no longer occupy that certain production space specified in Section 2(e) of the Agreement, marked on Exhibit B, and marked as A6 on Exhibit A to the Agreement, of approximately 6,512 sq. ft. (the "Production Space").

                (b)  Effective April 1, 1989, Lessee's option specified in
Section 2(f) of the Agreement, to lease approximately 4,000 sq. ft. of the maintenance building and fuel dock space in the areas indicated as A10 and A11 on Exhibit A to the Agreement, is terminated.

                (c) Effective April 1, 1989, Lessor releases Lessee from any and all obligations pertaining to the Production Space, including, without limitation, the obligation to pay rent on such space.

        3. Miscellaneous. Except as expressly set forth herein the Lease shall remain in full force and effect without amendment.

Lessor:                                 Lessee:

SMITHWAY ASSOCIATES, INC.               DREYER'S GRAND ICE CREAM, INC.

By: /s/                                 By: /s/ PAUL R. WOODLAND
    ---------------------------             ---------------------------
Its:  President                         Its: Vice President
    ---------------------------             ---------------------------

                          SMITHWAY ASSOCIATES, INC.
                          -------------------------



October 31, 1990



Mr. John Ritchhard
Plant Manager
Dreyer's Grand Ice Cream
5743 E. Smithway St.
City of Commerce, CA 90040

Re:  Nationwide and Wilsey space swap

Dear John,

This letter will constitute a letter of intent as to your taking over the Nationwide space and the giving up of certain space in the Wilsey sub-lease that you assumed in 1989 and the sales dry storage area that is not a part of the Wilsey documents.

We agreed to the following:

Dreyer's will take over the Nationwide space, as shown on the attached Exhibit
A. We take back the production space, dry storage and offices and the sales dry storage area all marked on Exhibit B. We will be allowed to lease what is shown on Exhibit B as the whip room to Atomic Food Products and we will be able to lease to Challenge Dairy the dock and yard space shown on Exhibit B and we will be able to collect the money for such rental directly from Challenge Dairy and Atomic. However, Dreyer's will have the right to take back said yard and dock space with a 90-day notice at no additional cost if Dreyer's should need this space for future expansion purposes.

We also requested that the next 5-year option be exercised on your Master Lease. You agreed to enter into a new lease on the Nationwide space on the Standard Industrial Lease Form which I have previously submitted to you. We will be able to keep the storage racks that are currently in the Nationwide dry storage area. We have also agreed, as we have in the past, to address the existing lease with Dreyer's and try to put it on a basis that will be understandable by both parties. I will be making a first attempt at this re-draft in the near future.




________________________________________________________________________________
         4400 COLDWATER CANYON AVE., SUITE 325, STUDIO CITY, CA 91604
                      (818) 769-7874 FAX (818) 769-7976

A summary of the rental payment would be as follows:

                                                        Per Month
                                                        ---------
        Wilsey Rent                                      $15,336

        9,504/S.F. @ $.85                                  8,078
                                                         -------

                Difference                                 7,258

        Nationwide Rent                                    9,876
                                                         -------

                Rental Shortage                            2,618

        Applied as follows:

                Atomic lease                                 648
                Challenge dock and yard area                 810
                Sales Dry Storage area                       998
                                                         -------

                        Sub-total                          2,456
                                                         -------

                        Difference - Waived by               162
                        Smithway Associates, Inc.        -------

The result of the above would be a push in the amount of rent, as you have requested.

You have previously agreed to clean up and paint the Wilsey production space as soon as possible. I have previously given you a draft of this new Nationwide lease.

If the above meets with your general understanding of our meeting of October 25, please acknowledge by signing a copy of this letter where provided.

Yours truly,


/s/  JULES J. DOBKIN

Jules J. Dobkin
President

ACCEPTED AND AGREED IN PRINCIPAL:  ___________________________________________
                                   John Ritchhard
                                   Plant Manager
JJD:sd

                                 [LETTERHEAD]

October 4, 1990

Mr. John Ritchhard
Dreyer's Grand Ice Cream
5743 W. Smithway St.,
City of Commerce, CA  90040

Re:  Right to First Refusal - Maintenance Room

Dear John,

This letter will serve as your Right of First Refusal to lease the maintenance room of approximately 2,112 sq. ft. We are currently asking $.45/sq. ft. for this space. This Right of Refusal is good for the next 12 months.

Yours truly,

/s/  JULES J. DOBKIN

Jules J. Dobkin
President

JJD:sd

                      MONTH-TO-MONTH AGREEMENT TO LEASE

This month-to-month Agreement to Lease is executed as of the 13 day of May, 1993 between Smithway Associates, Inc. (Lessor) and Dreyer's Grand Ice Cream, Inc. (Lessee).

                                   RECITALS

        A. Lessor and Lessee are parties to the Agreement and Lease dated January 27, 1982, July 16, 1982 and January 1, 1985 (collectively "Agreement and Lease").

        B. Dreyer's Grand Ice Cream desires to lease additional space in the subject property on a month-to-month basis and Smithway agrees to lease the same to Dreyer's Grand Ice Cream.

        NOW, THEREFORE, the parties agree as follows:

        1. Modification and Amendment of the Original Lease. The original lease is modified and amended as specifically herein set forth. Unless expressly modified or amended by a provision of the Agreement, all terms, conditions and covenants of the original Agreement and Lease shall remain in full force and effect.

        2. Rental of Additional Space. Smithway hereby leases to Dreyer's Grand Ice Cream, and Dreyer's Grand Ice Cream leases from Smithway, as additional demised premises in the subject property, those areas which are below identified and which are more particularly described on attached Exhibit X, subject to the following rental rates:


Area               Sq. Ft.         Rate                       Montly Rental
----               -------         ----                       -------------
X-1 Dry Storage      230           .35                          $ 81.00
X-2 One (1) Truck Parking Space                                   70.00
X-3 Dry Storage      870           .35                           305.00

The parties agree that the monthly rental rate above set forth is a negotiated rate and in the event of any variation in the square footage of the demised premises, if measured, there shall be no adjustment in the monthly rental rate.

        3. Rent Commencement Date on Additional Space. Rent shall commence on March 15, 1993 for Areas X-1 and X-2 for an additional monthly rent of $151. Rent shall commence on May 15, 1993 for area X-3 for an additional monthly rent of $305. The new rent total will be $86,962.68.

        4. This Agreement shall continue on a month-to-month basis and may be terminated by either party with thirty-day written notice.

        5. Operating Expenses. The Additional Space is leased on a net basis and Dreyer's Grand Ice Cream share of Operating Expenses will be 50.05%.

        6. Full Understanding. This Agreement contains the full understanding of the parties and any subsequent modifications or additions shall expressly be made in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above shown, at Los Angeles, California.


LESSOR:                                   LESSEE:
SMITHWAY ASSOCIATES, INC.                 DREYER'S GRAND ICE CREAM, INC.


By /s/ AARON COHEN                        By /s/ MICHAEL GILLES
  ------------------------                  -------------------------
  Aaron Cohen                               Michael Gilles
  President                                 Plant Manager